EXHIBIT 2.1




                               PURCHASE AGREEMENT

                                 BY AND AMONG

                          DOLLAR FINANCIAL GROUP INC.,

                          DOLLAR FINANCIAL CANADA LTD.,

                          CANADIAN CAPITAL CORPORATION,

                               DOLLAR ONTARIO LTD.,

                                  GUS E. BARIL,

                              LESLIE A. BARIL, and

                             THE BARIL FAMILY TRUST,



                           DATED AS OF MARCH 31, 1997

                           TABLE OF CONTENTS


ARTICLE I - INTERPRETATION...................................................2
      1.1      Defined Terms.................................................2
      1.2      Schedules and Exhibits.......................................13
      1.3      Table of Contents and Headings...............................14


ARTICLE II - SALE AND PURCHASE OF SHARES....................................15
      2.1      Sale and Purchase of Shares..................................15
      2.2      Assets.......................................................16
      2.3      Excluded Assets..............................................18
      2.4      Liabilities..................................................19
      2.5      Excluded Liabilities.........................................19
      2.6      Payment of Sales, Use or Similar Taxes.......................19
      2.7      Expenses.....................................................19
      2.8      Services of Gus..............................................19


ARTICLE III - PURCHASE AND PAYMENT..........................................20
      3.1      Amount of Purchase Price.....................................20
      3.2      Payment of Cash..............................................20
      3.3      Post Closing Chargebacks.....................................20
      3.4      Adjustments..................................................20
      3.5      Sale of Purchase Note........................................21


ARTICLE IV - CLOSING AND TERMINATION........................................21
      4.1      Closing Date.................................................21
      4.2      Termination of Agreement.....................................21
      4.3      Procedure Upon Termination...................................21
      4.4      Effect of Termination........................................22

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF THE VENDORS...................22
      5.1      Organization and Good Standing...............................22
      5.2      Authorization of Agreement...................................23
      5.3      Capitalization...............................................23
      5.4      Subsidiaries and Other Interests.............................24
      5.5      Corporate Records............................................24
      5.6      Conflicts; Consents of Third Parties.........................25
      5.7      Ownership and Transfer of Shares.............................26
      5.8      Financial Statements.........................................26
      5.9      No Undisclosed Liabilities...................................27
      5.10     Absence of Certain Developments..............................27
      5.11     Taxes........................................................30
      5.12     Leased Property..............................................32
      5.13     Tangible Personal Property...................................36
      5.14     Intangible Property..........................................37
      5.15     Material Contracts...........................................37
      5.16     Employee Benefits............................................38
      5.17     Labour.......................................................40
      5.18     Employment Matters...........................................41
      5.19     Litigation...................................................43
      5.20     Compliance with Laws.........................................43
      5.21     Environmental Matters........................................44
      5.22     Insurance....................................................45
      5.23     Intentionally Deleted........................................46
      5.24     Related Party Transactions...................................46
      5.25     Banks........................................................46
      5.26     Financial Advisors...........................................46
      5.27     Franchise Operations.........................................46
      5.28     Name.........................................................46
      5.29     Third Party Discussion.......................................47
      5.30     No Bankruptcy................................................47
      5.31     No Misrepresentation.........................................47
      5.32     Partnerships or Joint Ventures...............................47
      5.33     Withholdings.................................................47
      5.34     The Corporation..............................................48
      5.35     Cornwall Outlet Insurance Claim..............................48
      5.36     Keele Street Outlet..........................................48


ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF PURCHASER....................48
      6.1      Organization and Good Standing...............................48
      6.2      Authorization of Agreement...................................48
      6.3      Conflicts; Consents of Third Parties.........................49
      6.4      Litigation...................................................49
      6.5      Financial Advisors...........................................50
      6.6      Bankruptcy...................................................50
      6.7      Approvals....................................................50

ARTICLE VII - COVENANTS.....................................................50
      7.1      Access to Information........................................50
      7.2      Conduct of the Business Pending the Closing..................50
      7.3      Consents.....................................................54
      7.4      Consents to Real Property Leases.............................54
      7.5      No Solicitation..............................................54
      7.6      Preservation of Records......................................55
      7.7      Publicity....................................................55
      7.8      Use of Name..................................................55
      7.9      Environmental Matters........................................55
      7.10     Non-Competition Agreements...................................56
      7.11     Shareholder Releases.........................................56
      7.12     Tax Matters..................................................56
      7.13     Employer Health Tax..........................................58
      7.14     Western Union Bonus..........................................58
      7.15     Employees....................................................59


ARTICLE VIII - CONDITIONS TO CLOSING........................................60
      8.1      Conditions Precedent to Obligations of Purchaser.............60
      8.2      Conditions Precedent to Obligations of the Vendors...........62
      8.3      Failure of Vendors to Satisfy Conditions Precedent...........63
      8.4      Failure of Purchaser to Satisfy Conditions Precedent.........64


ARTICLE IX - DOCUMENTS TO BE DELIVERED......................................64
      9.1      Documents to be Delivered by the Vendors.....................64
      9.2      Documents to be Delivered by the Purchaser...................66
      9.3      Minimum Lease Assignments....................................66


ARTICLE X - INDEMNIFICATION.................................................68
      10.1     Survival.....................................................68
      10.2     General Indemnification......................................68
      10.3     Limitations on Indemnification for Breaches of
               Representations and Warranties...............................70
      10.4     Indemnification Procedures...................................70
      10.5     Tax Matters..................................................72
      10.6     Waiver of Subrogation and Other Rights.......................73
      10.7     Treatment of Payment.........................................74
      10.8     Limitation of Indemnity......................................74


ARTICLE XI - GENERAL........................................................74
      11.1     Specific Performance.........................................74
      11.2     Further Assurances...........................................75
      11.3     Submission to Jurisdiction; Consent to Service of Process....75
      11.4     Entire Agreement; Amendments and Waivers Confidentiality.....75
      11.5     Severability.................................................76
      11.6     Binding Effect; Assignment...................................76
      11.7     Counterparts.................................................76
      11.8     Notices......................................................76
      11.9     Vendor's Representative......................................77
      11.10    Governing Law................................................78

THIS PURCHASE AGREEMENT made as of March 31, 1997 (the "Agreement"), BY AND
AMONG
            DOLLAR FINANCIAL CANADA LTD. an Alberta Corporation
            (the "Purchaser")
                                                             OF THE FIRST PART
                                     - and -
            CANADIAN CAPITAL CORPORATION an Ontario Corporation
            ("Cap Corp")
                                                            OF THE SECOND PART
                                     - and -
            DOLLAR ONTARIO LTD., an Ontario Corporation (the
            "Corporation")
                                                             OF THE THIRD PART
                                     - and -
            GUS E. BARIL of the City of Oakville, of the Province of Ontario ("Gus")
                                                            OF THE FOURTH PART
                                     - and -
            LESLIE A. BARIL of the City of Oakville, of the Province of Ontario ("Leslie")
                                                             OF THE FIFTH PART
                                     - and -
            BARIL FAMILY TRUST, a trust created pursuant to a Deed of Settlement as of February 6, 1985 under the Laws of the Province of Ontario (the "Trust")
                                                             OF THE SIXTH PART
                                     - and -
            DOLLAR FINANCIAL GROUP, INC. a New York corporation
            ("Financial")
                                                           OF THE SEVENTH PART
      WITNESSETH:
      WHEREAS Cap Corp as of the date hereof owns and operates forty-three (43) cheque cashing and financial service stores at various locations in Ontario (the "Stores") as set out in Schedule 2.1(a);
      WHEREAS Cap Corp intends to transfer to the Corporation for valuable consideration and the Corporation intends to acquire and operate and operates the Stores effective as of April 18, 1997;
      WHEREAS the Purchaser desires to purchase from Cap Corp, Gus, Leslie and the Trust (hereinafter collectively referred to as the "Vendors") and the Vendors desire to sell to Purchaser, all of the Shares for the Purchase Price and upon the terms and conditions hereinafter set forth;
      WHEREAS the Purchaser desires that, effective upon the Closing Date, Gus and Leslie will agree not to compete with Purchaser or any of its affiliates pursuant to a separate Non-

Competition Agreement to be entered into on the Closing Date in substantially the form set forth on Exhibit A hereto;
      WHEREAS, certain terms used in this Agreement are defined in Section 1.1; NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

                           ARTICLE I - INTERPRETATION

1.1 DEFINED TERMS
      For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

            (a) "ACCOUNTS PAYABLE" means the aggregate dollar amount of accounts payable, including all current liabilities of the Corporation.

            (b) "ACQUISITION TRANSACTION" shall have the meaning set forth in Section 7.5 hereof.

            (c) "AFFILIATE" means, with respect to any Person, any relative or any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purpose of this definition,
                      "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

            (d) "AGREEMENT" means this agreement and all schedules, exhibits and attachments hereto.

            (e) "ARTICLES" means the articles of incorporation of the Corporation as set forth in Exhibit "C" hereto.

            (f) "ASSETS" shall have the meaning ascribed to such term in Section 2.2 hereof.

            (g)       "ASSET  TRANSFER   AGREEMENT"  shall  have  the  meaning
                      ascribed to such term in Section 7.12 hereof.

            (h) "ASSUMED CONTRACTS" shall have the meaning ascribed to such term in Section 5.15 hereof.

            (i) "AUDITED STATEMENTS" shall have the meaning ascribed to such term in Section 5.8 hereof.

            (j) "BALANCE SHEET" shall have the meaning ascribed to such term in Section 5.8(b).

            (k)       "BALANCE SHEET DATE" shall mean January 31, 1997.

            (l) "BUSINESS" shall have the meaning ascribed to such term in Section 2.2(b) hereof.

            (m) "BUSINESS DAY" means any day of the year on which national banking institutions in Toronto are open to the public for conducting business and are not required or authorized to close.

            (n) "CANADIAN CURRENCY" and the "C$" sign each means the lawful money of Canada.

            (o) "CAP CORP" shall have the meaning ascribed to such term in the introductory paragraph hereto.

            (p) "CAP CORP PROPERTY" shall have the meaning ascribed to such term in Section 5.12(g).

            (q) "CAPITAL EXPENDITURES" means, for any Person for any period, the aggregate of all expenditures by such Person, except interest capitalized during construction, during such period for property, plant or equipment, including, without limitation, renewals, improvements, replacements and capitalized repairs, that would be reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person prepared in conformity with GAAP. For the purpose of this definition, the purchase price of equipment which is acquired simultaneously with the trade-in of existing equipment owned by such Person or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment being traded in at such time or the amount of such proceeds, as the case may be.

            (r) "CASH ON HAND" means the sum of all cash (Canadian Currency and U.S. Currency) physically located in any of the Stores as of the opening of business on the Closing Date and all cash withdrawn from Cap Corp's bank account at the close of business on the day immediately preceding the Closing Date and at the opening of business on the Closing Date to be delivered by Brink's Armoured Car Services to the Stores on the Closing Date.

            (s)       "CLAIM" shall have the meaning  ascribed to such term in
                      Section 10.4(a) hereof.

            (t) "CLOSING" shall have the meaning ascribed to such term in Section 4.1 hereof.

            (u) "CLOSING DATE" shall have the meaning ascribed to such term in Section 4.1 hereof.

            (v) "CLOSING DATE ACCOUNTS RECEIVABLE" means the aggregate dollar amount of accounts receivable of Cap Corp related to the Business immediately prior to the transfer of Assets to the Corporation.

            (w) "COMMON SHARES" has the meaning ascribed to such term in Section 2.1 hereof.

            (x) "COMMON STOCK" shall have the meaning ascribed to such term in Section 5.3 hereof.

            (y) "COMPANY PROPERTY" shall have the meaning ascribed to such term in Section 5.12(a) hereof.

            (z) "CONSENT DOCUMENTS" shall have the meaning ascribed to such term in Section 9.3(a) hereof.

            (aa) "CONTRACT" means any contract, agreement, indenture, note, bond, loan, instrument, lease, commitment or other arrangement or agreement.

            (bb) "CONTRACT LIABILITIES" shall have the meaning ascribed to such term in Section 2.4 hereof.

            (cc) "CORNWALL OUTLET" shall have the meaning ascribed to such term in Section 5.35 hereof.

            (dd) "CORPORATION" shall have the meaning ascribed to such term in the introductory paragraph hereto.

            (ee) "EFFECTIVE TIME" shall have the meaning ascribed to such term in Section 4.1 hereof.

            (ff) "EMPLOYEE BENEFIT PLANS" shall have the meaning ascribed to such term in Section 5.16(a) hereof.

            (gg) "ENVIRONMENTAL CLAIM" means any accusation, allegation, notice of violation, action, claim, lien, demand, abatement or other order or directive (conditional or otherwise) by any Governmental Body or any other Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Material, odor or audible noise in, into or onto the environment (including, without limitation, the air, soil, surface water or ground water) at, in, by, from or related to any property owned, operated or leased by the Corporation or any activities or operations thereof; (ii) the transportation, storage, treatment or disposal of Hazardous Materials in connection with any property owned, operated or leased by the Corporation or any operations or facilities thereof; or (iii) the violation, or alleged violation, of any Environmental Law of or from any Governmental Body relating to environmental matters connected with any property owned, operated or leased by the Corporation.

            (hh) "ENVIRONMENTAL COSTS AND LIABILITIES" means any and all losses, liabilities, obligations, damages, fines, penalties, judgments, actions, claims, costs and expenses (including, without limitation, fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies and Remedial Action) arising from or under any Environmental Law or order or contract with any Governmental Body or any other Person.

            (ii) "ENVIRONMENTAL LAW" means any foreign, federal, provincial or local law, statute, regulation, code, ordinance, rule of common law or other requirement in any way relating to the protection of human health and safety or the environment as now or hereafter in effect including, without limitation, the Canadian Environmental Protection Act and the Environmental Assessment Act (Ontario), as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous foreign, federal, provincial or local laws.

            (jj) "ENVIRONMENTAL PERMITS" shall have the meaning ascribed to such term in Section 5.21(a).

            (kk) "EXCISE TAX ACT" means the Excise Tax Act, R.S.C., 1985, c.E-15, together with the regulations promulgated thereunder, as amended or supplemented from time to time.

            (ll) "EXCLUDED LIABILITIES" means any and all liabilities or obligations of the Cap Corp of any kind, nature and description, absolute or contingent, known or unknown, existing on or prior to the Closing Date or thereafter coming into being or arising by reason of any state of facts existing, or any transaction entered into, on or prior to the Closing Date (including, without limitation, any such liabilities arising under any Environmental Laws and any such liabilities relating to Taxes), other than Contract Liabilities referred to in
                      Section 2.4 hereof.

            (mm) "FINANCIAL STATEMENTS" shall have the meaning ascribed to such term in Section 5.8(a) hereof.

            (nn) "GAAP" means Canadian generally accepted accounting principles as of the date hereof.

            (oo) "GOVERNMENTAL BODY" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, provincial, local or foreign, minister, governor or lieutenant governor-in-council, board, tribunal or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

            (pp) "GST" shall refer to the Goods and Services Tax levied under Part IX of the Excise Tax Act.

            (qq)      "GUS'  SHARES" has the meaning  ascribed to such term in
                      Section 2.1.

            (rr) "HAZARDOUS MATERIAL" means any substance, material or waste which is regulated by Canada, or any provincial or local Governmental Body including, without limitation, petroleum and its by-products, asbestos, and any material or substance which is defined as a "hazardous waste," "hazardous substance," "hazardous material," "restricted hazardous waste," "industrial waste," "solid waste," "contaminant," "pollutant," "toxic waste" or "toxic substance" under any provision of Environmental Law.

            (ss) "INDEMNIFYING PARTY" shall have the meaning ascribed to such term in section 10.5(a) hereof.

            (tt) "INDEMNITOR" shall have the meaning ascribed to such term in Section 10.4(a) hereof.

            (uu) "INTERIM PERIOD" shall mean the period between the date of execution of this Agreement and the earlier of Closing and the release of each party's obligations under Article IV or Article VIII.

            (vv) "KEELE STREET OUTLET" shall have the meaning ascribed to it in Section 5.36 hereof.

            (ww) "LAW" means any federal, state, provincial, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement.

            (xx) "LEGAL PROCEEDING" means any judicial, administrative or arbitral actions, suits, proceedings (public or private), claims or governmental proceedings.

            (yy) "LESLIE'S SHARES" has the meaning ascribed to such term in Section 2.1.

            (zz) "LICENSES" shall have the meaning ascribed to such term in Section 1.2(a) hereof.

            (aaa) "LIEN" means any lien, pledge, mortgage, hypothecate, deed of trust, security interest, claim, prior claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

            (bbb) "LISTED EMPLOYEES" shall have the meaning ascribed to said term in Section 7.15 hereof.

            (ccc) "LOSSES" means any and all losses, liabilities (accrued, absolute, contingent or otherwise), suits, proceedings, judgments, awards, demands, settlements, fines, assessments, re-assessments, damages, interest and penalties, and costs and expenses (including without limitation reasonable legal fees and litigation expenses) on a solicitor and his own client basis.

            (ddd) "MATERIAL ADVERSE CHANGE" means any material adverse change in the business, properties, results of operations, prospects or condition (financial or otherwise) of Cap Corp, the Corporation and the Business taken as a whole.

            (eee) "MATERIAL CONTRACTS" shall have the meaning ascribed to such term in Section 5.15 hereof.

            (fff) "MINIMUM LEASE CONDITION" shall have the meaning ascribed to such term in Section 9.3 hereof.

            (ggg) "NON-ASSUMABLE CLAIM" shall have the meaning ascribed to such term in Section 10.4(c) hereof.

            (hhh)     "NON-COMPETITION   AGREEMENT"  shall  have  the  meaning
                      ascribed to such term in Section 7.10 hereof.

            (iii) "NON-MATERIAL CONTRACT" means any Contract, other than Real Property Leases, leases of Cap Corp Properties and those Contracts that are or should be Material Contracts, which was entered into in the ordinary course of the Business consistent with past practice in an arm's length transaction.

            (jjj) "ORDER" means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

            (kkk) "PERMITTED EXCEPTIONS" means (i) statutory liens for current taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, provided an appropriate reserve is established therefor; (ii) mechanics', carriers', workers', repairers' and similar Liens arising or incurred in the ordinary course of business provided that they are not greater than $1000.00 in the aggregate (iii) zoning, entitlement and other land use and environmental regulations by any Governmental Body, provided that such regulations have not been violated; and (iv) such other imperfections in title, charges, easements, restrictions and encumbrances which do not materially detract from the value of or materially interfere with the present use of any Company Property subject thereto or affected thereby.

            (lll)     "PERMITS"    means   any   approvals,    authorizations,
                      consents, Licenses, permits or certificates.

            (mmm) "PERSON" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

            (nnn) "PERSONAL PROPERTY LEASE" shall have the meaning ascribed to such term in Section 5.13(a) hereof.

            (ooo)     "POST  CLOSING   CHARGEBACK"   shall  have  the  meaning
                      ascribed to it in Section 3.3 hereof.

            (ppp) "PREFERRED SHARES" shall have the meaning ascribed to such term in Section 5.3 (a)(ii) hereof.

            (qqq) "PREPAIDS" means, without duplication, the aggregate dollar amount of all prepaid assets, prepaid expenses, prepaid rent, security deposits, all as determined in accordance with GAAP, consistently applied, of the Corporation related to the Business at the Effective Time, as summarized in the attached Schedule 1.1(qqq).

            (rrr) "PROPERTY CONTRACTS" shall have the meaning ascribed to such term in Section 5.12(a) hereof.

            (sss) "PURCHASE NOTE" means a demand non-interest bearing promissory note made by the Corporation as debtor in favour of Cap Corp as holder pursuant to the Asset Transfer Agreement in the aggregate principal amount equal to the aggregate of:

                      (i) the aggregate amount of all Prepaids that are held to the credit of Cap Corp and the benefit of which has been transferred to the Corporation as set out in Schedule 1.1(qqq) including, without limitation and for greater certainty, all rental payments made by Cap Corp on behalf of the Corporation pursuant to the Real Property Leases for that period from the Closing Date to April 30, 1997 and all prepaid rents of Real Property Leases;

                      (ii)  the aggregate amount of all Cash on Hand;

                      (iii) the aggregate of the face amounts of all post-dated
                            cheques held by Cap Corp at the close of business on the day immediately preceding Closing;

                      (iv) the aggregate amount of all commissions receivable by Cap Corp in respect of the period ending at the close of business on the day immediately preceding Closing including without limitation commissions receivable from Cardinal regarding phone cards;

                      (v) the aggregate amount of all overpayments made by Cap Corp and refunds owing to it at Closing, including without limitation amounts owing to it in respect of Employer Health Tax, an amount owing to it by the City of Brampton and amounts owing to it by the landlords of Stores nos. 813 and 840; and

                      (vi) the aggregate amount of all advances to employees made by Cap Corp prior to Closing, such aggregate amount not to exceed C$5,000.00.

            (ttt) "PURCHASE PRICE" shall have the meaning ascribed to such term in Section 3.1 hereof.

            (uuu) "PURCHASER" shall have the meaning ascribed to such term in the introductory paragraph hereto.

            (vvv) "PURCHASER DOCUMENTS" shall have the meaning ascribed to such term in Section 6.2 hereof.

            (www) "PURCHASER INDEMNIFIED PARTIES" shall have the meaning ascribed to such term in Section 10.2(a) hereof.

            (xxx) "PURCHASER'S SOLICITORS" shall mean Messrs. Bishop & McKenzie, Barristers and Solicitors, 2500, 10104 - 103 Avenue, Edmonton, Alberta, T5J 1V3.

            (yyy) "REAL PROPERTY LEASE" shall have the meaning ascribed to such term in Section 5.12(a) hereof.

            (zzz) "RELEASE" means any release, spill, emission, leaking, pumping, pouring, dumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any property.

            (aaaa) "REMEDIAL ACTION" means all actions, including, without limitation, any Capital Expenditures required, to (i) clean up, remove, treat or in any other way address any Hazardous Material; (ii) prevent the Release or threat of Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (iv) bring any facility owned, operated or leased by the Corporation and the operations thereon into compliance with Environmental Laws.

            (bbbb) "REPRESENTATIVES" shall have the meaning ascribed to such term in Section 7.5 hereof.

            (cccc)    "SHARES"  means  the  Common  Shares  and the  Preferred
                      Shares.

            (dddd) "STORES" shall have the meaning ascribed to such term in the recitals hereto.

            (eeee) "TAX", "TAXES" or "TAXES" means all taxes, charges, fees, levies, imposts, duties, and other assessments, including but not limited to any income, alternative minimum or add-on tax, estimated, gross income, gross receipts, sales, goods and services, business, use, transfer, gains, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, excise, severance, stamp, occupation, premium, recording, real property, personal property, health, education, highway use, commercial rent, environmental, windfall profit tax, customs, import duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties, or additions to tax, and any interest or penalties imposed with respect to the filing, obligation to file or failure to file any Tax Return.

            (ffff) "TAX ACT" shall refer to the Income Tax Act, R.S.C., 1985 (5th Suppl.) c. 1, together with the regulations promulgated thereunder, as amended or supplemented from time to time, including any proposed amendment to such legislation announced by way of notice of ways and means motion or press release from time to time by the Minister of Finance of Canada or other Minister charged with the administration of the Tax Act, which announcement confirms that such proposed amendment, when enacted, shall have retroactive effect to a date prior to the date of its enactment.

            (gggg) "TAX RETURN" means any return, election, declaration, report, claim for refund, information return, statement, or other similar document including any schedule or attachment thereto, and including any amendment thereof required to be filed under the provisions of any legislation in relation to Taxes and any tax forms required to be filed, whether in connection with a tax return or not, under any provisions of any applicable legislation in relation to Taxes.


            (hhhh)    "TIME OF CLOSING" shall mean 10:00 a.m. Toronto time.

            (iiii) "TRANSACTION DOCUMENTS" shall have the meaning ascribed to such term in Section 5.2 hereof.

            (jjjj) "TRUST'S SHARES" has the same meaning ascribed to such term in Section 2.1.

            (kkkk) "UNAUDITED STATEMENT" shall have the meaning ascribed to such term in Section 5.8 hereof.

            (llll) "VENDOR INDEMNIFIED PARTIES" shall have the meaning ascribed to such term in Section 10.2(b) hereof.

            (mmmm) "VENDOR RELEASE" shall have the meaning ascribed to such term in Section 7.11 hereof.

            (nnnn) "VENDORS" shall have the meaning ascribed to such term in the preamble hereof.

            (oooo) "VENDORS' REPRESENTATIVE" shall have the same meaning ascribed to such term in Section 11.9 hereof.

            (pppp) "VENDORS' SOLICITORS" means Messrs. Fogler Rubinoff, Suite 4400, P.O. Box 95, Royal Trust Tower, Toronto Dominion Centre, Toronto, Ontario, M5K 1G8.

            (qqqq) "WESTERN UNION AGREEMENT" shall have the same meaning ascribed to such term in Section 7.14 hereof.

1.2         SCHEDULES AND EXHIBITS
      The Schedules and Exhibits to this Agreement hereinafter referred to are incorporated herein by reference and are deemed to be part of this Agreement. The Exhibits to this Agreement are as follows:

            (a)       Exhibit "A" - Form of Non-Competition Agreement

            (b)       Exhibit "B" - Form of Lease from Cap Corp or Gus

            (c)       Exhibit "C" - Articles

            (d)       Exhibit "D" - Form of Vendor Release

            (e) Exhibit "E" - Form of Consent and Estoppel Certificate of Landlord

            (f) Exhibit "F" - Form of Escrow Agreement re: Assignment of Lease

            (g)       Exhibit "G" - Form of Release of Guarantee Agreements
      The Schedules to this Agreement are as follows:
            Schedule 1.1(qqq) - Summary of Prepaids
            Schedule 2.2(a) - Stores
             Schedule 2.2(d) - Personal Property
            Schedule 2.3 - Excluded Assets
            Schedule 5.6 - Conflicts, Consents of Third parties Schedule 5.8(a)
            - Financial Statements Schedule 5.9 - Undisclosed Liabilities
            Schedule 5.10 - Developments since Balance Sheet Date Schedule 5.11
            - Tax Matters Schedule 5.12(a) - Real Property Leases Schedule 5.12(g) - Cap Corp Properties Schedule 5.13 - Personal Property Leases Schedule 5.14 - Intangible Property Schedule 5.15 - Material Contracts Schedule 5.16(a) - Employee Benefit Plans Schedule 5.17(a)
            - Collective Bargaining Agreement Schedule 5.17(b) - Labour Organizations Schedule 5.18 - Employees Schedule 5.19 - Litigation
            Schedule 5.20 - Compliance with Laws Schedule 5.21 - Environmental Matters Schedule 5.22 - Insurance Policies Schedule 5.24 - Related Party Transactions Schedule 5.26 - Financial Advisors Schedule 5.29
            - Third Party Discussions Schedule 5.35 - Cornwall Outlet Insurance Claim Schedule 6.3 - Conflicts; Consents of Third Parties Schedule
            7.2 - Increases to Compensation

1.3         TABLE OF CONTENTS AND HEADINGS
      The table of contents and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretations of this Agreement.

                    ARTICLE II - SALE AND PURCHASE OF SHARES

2.1         SALE AND PURCHASE OF SHARES
      Upon the terms and subject to the conditions contained herein, on the Closing Date:

            (a) Cap Corp shall sell, assign, transfer, convey and deliver to the Purchaser (or its designees) good and marketable title, free and clear of all Liens, and the Purchaser shall purchase from Cap Corp 100 Common Shares of the Corporation (the "Common Shares") representing all of the issued and outstanding shares of the Corporation, other than those shares described in Subsection (b), (c) and (d) below;

            (b) Gus shall sell, assign, transfer, convey and deliver to the Purchaser (or its designees) good and marketable title, free and clear of all Liens, and the Purchaser shall purchase from Gus 400 Preferred Shares of the Corporation ("Gus' Shares") representing all of the shares owned by Gus, directly or indirectly in the Corporation;

            (c) Leslie shall sell, assign, transfer, convey and deliver to the Purchaser (or its designees) good and marketable title, free and clear of all Liens, and the Purchaser shall purchase from Leslie 400 Preferred Shares of the Corporation ("Leslie's Shares") representing all of the shares owned by Leslie, directly or indirectly in the Corporation;

            (d) Trust shall sell, assign, transfer, convey and deliver to the Purchaser (or its designees) good and marketable title, free and clear of all Liens, and the Purchaser shall purchase from the Trust 500 Preferred Shares of the Corporation ("Trust's Shares") representing all of the shares owned by Trust, directly or indirectly in the Corporation;
      In addition, from and after the Closing, the Vendors agree to provide, or cause to be provided, to Purchaser and the Corporation access to all documents and/or information as may be reasonably necessary to enable each of them to see to the efficient and proper conduct and administration of the Assets owned by the Corporation as hereinafter defined including, without limitation, all historical files, copies of Tax Returns, records and personnel data of Cap Corp related to the Business.

2.2         ASSETS
      Without limiting the foregoing, the Vendors agree that, immediately prior to the Effective Time, all of the following assets (the "Assets"), shall be transferred by Cap Corp pursuant to the Asset Transfer Agreement and owned by the Corporation free and clear of all Liens except for the Permitted Exceptions:

            (a)       Stores  The Stores

            (b) Licenses and Authorizations All authorizations, approvals, orders, licenses, franchises, certificates and permits (collectively, "Licenses") of and from all Governmental Bodies necessary to own or lease the properties and assets used or usable in the ownership and/or operation of the Stores, and to otherwise conduct the business of the operation of cheque cashing and other financial services from the Stores that was conducted by Cap Corp prior to the date hereof (the "Business") together with any renewals, extensions or modifications thereof and additions thereto and other pending applications or applications to be filed with any Governmental Body between the date of this Agreement and the Closing Date.

            (c) Accounts Receivable Closing Date Accounts Receivable including without restriction all cheques returned unpaid, post-dated cheques, accounts receivable, notes receivable and similar items in the process of collection owned or otherwise held by Cap Corp on or before the Closing Date.

            (d) Other Personal Property, etc. All tangible and intangible personal or moveable property, equipment, machinery, furniture, fixtures, tools, computer hardware, supplies and other assets, wherever located, used or usable in the ownership and/or operation of the Stores and the Business as set out in Schedule 2.1(d) including security systems and all security codes thereto, together with such additions, modifications and replacements thereto, and subject to deletions therefrom in connection with any such replacements, as may be made in accordance with the terms of this
                      Agreement and in the ordinary course of business between the date of this Agreement and the Closing Date.

            (e) Leasehold Property All leased real or immovable property, buildings and structures, leasehold improvements, fixtures and appurtenances used or usable in the operation of Cap Corp (including all Company Properties) and the Business and their interests and rights arising under all agreements, rights and appurtenances relating thereto (including all Real Property Leases), any renewals, extensions, amendments or modifications thereof, and any additional agreements and leases made or entered into in accordance with the terms of this Agreement and in the ordinary course of business between the date of this Agreement and the Closing Date.

            (f) Leases and Agreements All contracts and agreements used or usable in the ownership and/or operation of the Stores and the Business, including any renewals, extensions, amendments or modifications thereof, and any additional agreements, leases, commitments and orders made or entered into in accordance with the terms of this Agreement between the date of this Agreement and the Closing Date.

            (g) Intellectual Property, etc. All patents, patent licenses, franchises, copyrights, trademarks, trade names, service marks, trade secret rights, computer programs and software, permits, licenses or other similar rights used or usable in the ownership and/or operation of the Stores and the Business, including, specifically, the trade names enumerated on Schedule
                      5.14   hereof,    together   with   any   additions   or
                      modifications thereto and subject to any deletions therefrom made in accordance with the terms of this Agreement between the date of this Agreement and the Closing Date.

            (h) Books and Records All books, records and files pertaining to the Stores and the Business for all periods ending on or before the Closing Date, including the Corporation's minute book and stock register.

            (i) Prepaid Expenses All security deposits and other prepaid expenses relating to the operation and/or ownership of the Stores and the Business, including, but not limited to, any prepaid rent, licenses, postage and any other prepaid assets or deposits relating to the operation and/or ownership of the Stores existing as of the Closing Date.

            (j) Customer Lists All goodwill of the Business as a going concern together with customer lists, vendor lists, telephone numbers and other intangible assets relating to the operation and/or ownership of the Stores and the Business, together with any additions or modifications thereto and subject to any deletions therefrom made in accordance with the terms of this Agreement between the date of this Agreement and the Closing Date.

            (k) Inventories All inventories of or relating to the Business at the Stores as of the Closing Date including all packaged materials, manufactured supplies and finished goods.

            (l)       Insurance   Benefits  Any  benefits  payable  under  all
                      insurance policies relating to the Assets or the Business at the Stores in respect of any claims based on occurrences prior to the Closing Date including without restricting the generality of the foregoing the insurance proceeds payable to Cap Corp in respect of all claims made by Cap Corp regarding the Cornwall Outlet, but excluding the insurance proceeds payable to Cap Corp in respect of all claims made by Cap Corp regarding the Keele Street Outlet which will remain the property of Cap Corp.

            (m) Supply Contracts The full benefit of all contracts providing for the supply of goods and services to the Business.

            (n) Warranty Rights and Maintenance Contracts Full benefit of all warranties and warranty rights against manufacturers or sellers which apply to any of the Assets and all maintenance contracts on machinery equipment and the other Assets subject to the Purchaser's review and acceptance of such contracts and agreements prior to the Closing Date.

2.3         EXCLUDED ASSETS
      Schedule 2.3 sets out the assets of Cap Corp that will not be transferred to the Corporation on Closing.

2.4         LIABILITIES
      Purchaser shall, following Closing, cause the Corporation, to perform and discharge its obligations under the Assumed Contracts to the extent such obligations arise and accrue after the Effective Time (the "Contract Liabilities") whether billed directly to or provided with invoices in respect thereof by Cap Corp and shall not assume and discharge or be liable for those obligations that either arise out of or would have been satisfied prior to the Closing. The Vendors agree that in the normal course following Closing Cap Corp shall satisfy and discharge all of its obligations and liabilities for amounts due or to become due for services rendered or goods delivered to Cap Corp with respect to the Business prior to Closing.

2.5         EXCLUDED LIABILITIES
      With the exception of Assumed Contracts, it is understood and agreed that the Corporation is not assuming and shall not be liable or responsible for any liabilities of Cap Corp including Excluded Liabilities. The Vendors shall indemnify and save harmless the Purchaser, the Corporation or their officers, directors, employees, agents and shareholders from and against all costs, expenses, losses, claims or liabilities including legal fees on a solicitor and client basis suffered or incurred by the Purchaser or any of its Affiliates arising out of any of the Excluded Liabilities.

2.6         PAYMENT OF SALES, USE OR SIMILAR TAXES
      All sales, use, transfer, intangible, recordation, documentary stamp or similar Taxes or charges, of any nature whatsoever, applicable to, or resulting from, the transfer of Assets from Cap Corp to the Corporation contemplated by this Agreement shall be borne by the Vendors.

2.7         EXPENSES
      Except as otherwise provided in this Agreement, the Vendors and the Purchaser shall each bear their own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

2.8         SERVICES OF GUS
      For a period of two (2) months following the Closing Date Gus shall provide his part-time services requested by the Purchaser to assist the Purchaser and the Corporation in the transition and operation and administration of the Business and all matters related thereto. Gus shall use his best efforts to encourage all key management and employees of Cap Corp to accept the offer of employment with the Corporation and continue to provide their services in a consistent manner.

                       ARTICLE III - PURCHASE AND PAYMENT

3.1         AMOUNT OF PURCHASE PRICE
      The purchase price for the Shares (the "Purchase Price") shall be an amount equal to C$17,763,090.00 to be allocated as follows:
            Gus' Shares        $   400,000.00
            Leslie's Shares    $   400,000.00
            Trust's Shares     $   500,000.00
            Common Shares      $16,463,090.00
            TOTAL:             $17,763,090.00
The Purchase Price is subject to adjustment as provided in this Agreement.

3.2         PAYMENT OF CASH
      On the Closing Date and subject to the terms and conditions of this Agreement, the Purchaser shall pay to the account of the Vendors by wire transfer the full amount of the Purchase Price to the trust account of the Vendor's Solicitors.

3.3         POST CLOSING CHARGEBACKS
      The Vendors make no representations or warranties as to the Closing Date Accounts Receivable transferred to the Corporation immediately prior to Closing and delivered to the Purchaser on Closing. Except as otherwise set forth in
Section 3.4, it is understood and agreed that there shall be no adjustment of the Purchase Price with respect to collected or uncollected Closing Date Accounts Receivables. The Purchaser shall reimburse Cap Corp for the face amount of any cheque up to $20,000.00 per maker of cheques negotiated by Cap Corp in any Store prior to Closing which is charged back against the bank account of Cap Corp after Closing ("Post Closing Chargeback"). The Purchaser shall reimburse Cap Corp for the amount of each Post Closing Chargeback within ten (10) days following receipt of documents satisfactory by the Purchaser acting reasonably establishing the same. Cap Corp shall not be entitled to any reimbursement for any item charged back to the account of Cap Corp prior to the Closing Date.

3.4         ADJUSTMENTS

            (a) Immediately following Closing on the Closing Date the Purchaser shall cause the Corporation to pay all rent due to Cap Corp or its Affiliate pursuant to the leases on the Cap Corp Properties for that period from the Closing Date to April 30, 1997.

            (b)       The accrued  vacation pay owing to employees of Cap Corp
                      up  to  the  Effective   Time  has  been   estimated  at
                      $165,000.00. The Purchase Price shall be increased dollar for dollar by the amount by which accrued vacation pay of the employees of Cap Corp at Closing Date is less than $165,000.00 and decreased dollar for dollar by the amount by which the accrued vacation pay of the employees of Cap Corp at the Closing Date is greater than $165,000.00.

            (c) On the Closing Date Cap Corp shall reimburse the Corporation for all payments due or accruing due (exclusive of accrued vacation pay) to all employees of Cap Corp up to and including the day immediately prior to the Closing Date.

            (d)       Cap  Corp  shall  be  entitled  to  receive  cheques  in
                      respect of the aggregate amount of all commissions receivable by Cap Corp from Western Union and various transit authorities for the period ending at the close of business on the day immediately preceding Closing. In the event that Western Union or such transit authorities issue cheques payable to the Corporation for the period both before and after the Effective Time, the Corporation shall forthwith reimburse Cap Corp in respect of all such commissions earned up to the Effective Time upon receipt of such cheques by the Corporation. In the event that Western Union or such transit authorities issue cheques payable to Cap Corp for the period both before and after the Effective Time, Cap Corp shall forthwith reimburse the Corporation in respect of all such commissions earned from and after the Effective Time upon receipt of such cheques by Cap Corp.

3.5         SALE OF PURCHASE NOTE
      Immediately following Closing on the Closing Date, Cap Corp shall sell, assign, transfer, convey and deliver to the Purchaser good and marketable title, free and clear of all Liens, and the Purchaser shall purchase from Cap Corp the Purchase Note for an aggregate amount equal to its face amount.

                      ARTICLE IV - CLOSING AND TERMINATION

4.1         CLOSING DATE
      Subject to the satisfaction of the conditions set forth in Sections 8.1 and 8.2 hereof (or the waiver thereof by the party entitled to waive that condition), the closing of the sale and purchase of the Shares provided for in

Section 2.1 hereof (the "Closing") shall take place at the Time of Closing at the offices of the Vendors' Solicitors (or at such other place as the parties may designate in writing) on April 18, 1997, with an effective time (the "Effective Time") of 12:02 a.m. or on such other date and at such other place as the Vendors and the Purchaser may jointly designate in writing. The date on which the Closing shall be held is referred to in this Agreement as the "Closing Date."

4.2         TERMINATION OF AGREEMENT
      This Agreement may be terminated prior to the Closing as follows:

            (a) by mutual written consent of the Vendors and the Purchaser; or

            (b) by the Vendors or the Purchaser by written notice to the other if there shall be in effect a final non-appealable Order of a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby.

4.3         PROCEDURE UPON TERMINATION
      In the event of termination of this Agreement pursuant to Section 4.2 hereof, this Agreement shall, subject to Section 4.4, terminate, and the purchase of the Shares hereunder shall be abandoned, without further action by the Purchaser or the Vendors. If this Agreement is terminated as provided herein, each party shall redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same.

4.4         EFFECT OF TERMINATION
      In the event that this Agreement is validly terminated as provided herein, then the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to the Vendors, the Corporation or the Purchaser; however, nothing in this Section 4.4 shall relieve any party hereto of any liability for a breach of this Agreement.

          ARTICLE V - REPRESENTATIONS AND WARRANTIES OF THE VENDORS Each of the Vendors hereby jointly and severally represents and warrants to Purchaser as follows:

5.1         ORGANIZATION AND GOOD STANDING

            (a)       The   Corporation  is  a  corporation   duly  organized,
                      validly existing and in good standing under the laws of the Province of Ontario and has all requisite corporate power and authority to own, lease and operate its properties and to carry on the Business. The Corporation is a "private company" within the meaning of the Securities Act (Ontario). The Corporation is duly qualified or authorized to do business and is in good standing under the laws of each jurisdiction in which it owns or leases real or immovable property and each other jurisdiction in which the conduct of the Business or the ownership of its properties requires such qualification or authorization.

            (b) Cap Corp is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario and has all requisite corporate power and authority to own, lease and operate its properties and to carry on the Business. Cap Corp is a "private company" within the meaning of the Securities Act (Ontario).

5.2         AUTHORIZATION OF AGREEMENT
      The Corporation, Cap Corp and the Trust have all requisite power and authority to execute and deliver this Agreement, and each other agreement, document, instrument or certificate contemplated by this Agreement to be executed by such Person in connection with the consummation of the transactions contemplated by this Agreement (together with this Agreement and the Non-Competition Agreements, the "Transaction Documents"), and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each of the Transaction Documents will be at or prior to the Closing, duly and validly executed and delivered by the Vendors Gus the Corporation and (assuming the due authorization, execution and delivery by Purchaser if a party thereto) this Agreement constitutes, and each of the Transaction Documents when so executed and delivered will constitute, the legal, valid and binding obligations of the Vendors the Corporation, enforceable against such Person in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

5.3         CAPITALIZATION

            (a) The authorized capital of the Corporation consists solely of:

                      (i) an unlimited number of Common Shares, without par value (the "Common Stock"). Prior to the Time of Closing there will be 100 shares of Common Stock issued and outstanding which constitute all of the issued and outstanding shares of Common Stock and were duly authorized for issuance and are validly issued, fully paid and non-assessable and free of preemptive rights; and

                      (ii) one thousand three hundred (1,300) preference shares, without par value. Prior to the Time of Closing, the 1300 preference shares (the "Preferred Shares") outstanding shall constitute all of the issued and outstanding Preferred Shares in the capital stock of the Corporation and shall have been duly authorized for issuance and validly issued, fully paid and non-assessable and free of pre-emptive rights.

            (b)       The  Articles  set  out  the  rights   restriction   and
                      privileges of the Shares.

            (c) There is no existing option, warrant, call, right, commitment or other agreement of any character to which the Vendors or the Corporation is a party requiring (or which may in the future require), and there are no securities of the Corporation outstanding which upon conversion or exchange would (or may in the future) require, the issuance, sale or transfer of any shares of capital stock or other securities of the Corporation or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other securities of the Corporation. None of the Vendors, or the Corporation is a party to any voting trust or other voting agreement with respect to any of the shares of Common Stock or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of the capital stock of the Corporation.

5.4         SUBSIDIARIES AND OTHER INTERESTS
      Registered and beneficial title to all of the Assets is held in the name of Cap Corp or its Affiliates and there are no Assets or rights with respect thereto held by any partnership, joint venture or minority interest. At Closing the registered and beneficial title to all of the Assets will be held in the name of the Corporation solely.

5.5         CORPORATE RECORDS

            (a) The Corporation and the Vendors have delivered to the Purchaser true, correct and complete copies of the Articles (certified by the Registrar of Corporations or
                      other    appropriate    official   of   the
                      applicable jurisdiction of organization) and by-laws (certified by the secretary, assistant secretary or other appropriate officer) or comparable organizational documents of the Corporation.

            (b) The minute book of the Corporation has been previously made available to the Purchaser and contains complete and accurate records of the Articles, Articles of Amendment, if any, Bylaws and all minutes of meetings and accurately reflects all other corporate action of the shareholders and board of directors (including committees thereof) of the Corporation. The share certificate books and stock transfer ledgers of the
                      Corporation have been previously made available to the Purchaser and are true, correct and complete. There are no outstanding filing or applications and no resolutions or bylaws have been passed, enacted, consented or adopted by the directors or shareholders of the Corporation except for those as are contained in the Minute Book. The corporate records are complete and accurate in all material respects and have been maintained in accordance with all applicable statutory requirements.

            (c) Prior to the Effective Time the Corporation will have made all filings required under the Corporations Information Act (Ontario) and the Business Names Act
                      (Ontario).

5.6         CONFLICTS; CONSENTS OF THIRD PARTIES

            (a) Except in respect of the Real Property Leases as set forth in Schedule 5.12(a) and as set forth on Schedule
                      5.6 none of the execution and delivery by any of the Vendors and the Corporation of this Agreement and the Transaction Documents, the consummation by each of the
                      Vendors  and  the   Corporation   of  the   transactions
                      contemplated hereby and thereby, or compliance by the Vendors or the Corporation with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the certificate of
                      incorporation,     articles,    bylaws,     shareholders
                      agreement, trust agreements or other organizational documents of Cap Corp, the Corporation or the Trust;
                      (ii) conflict with, violate, result in the breach or termination of, constitute a default under, or give rise to any right of acceleration under, any note, bond, mortgage, deed of trust, indenture, license, lease, agreement or other instrument or obligation to which the Vendors or the Corporation is a party or by which any of them or any of their respective properties or assets is bound; (iii) violate any statute, rule, regulation, judgment or Order of any Governmental Body by which the Vendors or the Corporation is bound; or
                      (iv) result in the creation of any Lien upon the Shares or the Assets.

            (b)       No  consent,   waiver,   approval,   Order,   Permit  or
                      authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Vendors, or the Corporation in connection with the execution and delivery of this Agreement or the Transaction Documents, or the compliance by the Vendors or the Corporation, as the case may be, with any of the provisions hereof or thereof.

5.7         OWNERSHIP AND TRANSFER OF SHARES
      The Vendors will be prior to Time of Closing the registered and beneficial owners of all of the Shares free and clear of any and all Liens. The Vendors will have prior to Time of Closing the power and authority to sell, transfer, assign and deliver the Shares as provided in this Agreement, and such delivery will convey to the Purchaser good and marketable title to such Shares, free and clear of any and all Liens. Immediately after the Closing, Purchaser will own all the equity interests in the Corporation.

5.8         FINANCIAL STATEMENTS

            (a)       Attached   hereto  as  Schedule   5.8(a)  are:  (i)  the
                      audited balance sheets of Cap Corp as at May 31, 1994, 1995 and 1996 and the related audited statements of income and of changes in financial position of Cap Corp for the years then ended (collectively called the "Audited Statements"); and (ii) the management prepared unaudited balance sheet of Cap Corp as at January 31, 1997 and the related statement of income of Cap Corp (the "Unaudited Statements") for the period then ended (such Audited and Unaudited Statements, including the related notes and schedules thereto, are referred to herein as the "Financial Statements"). Each of the Audited Statements is complete and correct in all material respects, has been prepared in accordance with GAAP (subject to normal year-end adjustments in the case of the unaudited statements) and in conformity with the practices consistently applied by Cap Corp without modification of the accounting principles used in the preparation thereof, and presents fairly the financial position, results of operations and changes in financial position of Cap Corp as at the dates and for the periods indicated.

            (b) The Unaudited Statements have been prepared in all material respects on a basis consistent with the Audited Statements, are true, correct and complete in all material respects and present fairly the financial condition of Cap Corp as of January 31, 1997 including the assets and liabilities of the Corporation as of January 31, 1997, and the revenues, expenses and results of the operations of Cap Corp for the eight (8) month period ended on January 31, 1997.

            (c)       The  financial  condition of Cap Corp is now at least as
                      good  as  the  financial   condition  reflected  in  the
                      Unaudited Statements.

            (d) For the purposes of this Article V, the unaudited balance sheet of Cap Corp as at January 31, 1997 is collectively referred to as Cap Corp's "Balance Sheet" and January 31, 1997, is referred to as the "Balance Sheet Date".

5.9 NO UNDISCLOSED LIABILITIES
      Except as set forth on Schedule 5.9, Cap Corp has no indebtedness, obligations or liabilities of any kind (whether absolute, contingent or otherwise, and whether due or to become due) which are not reflected on its Balance Sheet other than such indebtedness, obligations or liabilities (i) as were incurred in the ordinary and usual course of business consistent with its past practices since the Balance Sheet Date, (ii) existing pursuant to any contract or agreement disclosed on Schedules 5.12(a), 5.13 or 5.15 or any contract or agreement not required to be disclosed thereon because such contract or agreement was not of the type required to be disclosed thereon by such Sections.

5.10        ABSENCE OF CERTAIN DEVELOPMENTS
      Except as expressly required by this Agreement or as set forth on Schedule 5.10, at any time with respect to the Corporation and since the Balance Sheet Date with respect to Cap Corp:

            (a) there has not been any Material Adverse Change in Cap Corp or the Corporation nor has there occurred any event which is reasonably likely to result in a Material Adverse Change in Cap Corp or the Corporation;

            (b) Cap Corp has not made any material change with respect to any method of management, operation or accounting in respect of the Business;

            (c) except as set out in Schedule 5.35 there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property and assets of Cap Corp having a replacement cost of more than C$10,000 for any single loss or C$25,000 for all such losses;

            (d) there has not been any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of the Corporation or any repurchase, redemption or other acquisition by the Corporation of any outstanding shares of capital stock or other securities of, or other ownership interest in, the Corporation;

            (e) neither Cap Corp nor the Corporation has (i) awarded or paid any bonuses to employees of Cap Corp (other than to Gus and Leslie) with respect to the fiscal year ended May 31, 1996, or (ii) entered into, or increased or agreed to increase the compensation payable or to become payable by it or the coverage or benefits available under, any written or oral employment agreement or arrangement, deferred compensation agreement, severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with Cap Corp's directors, officers, employees, agents or representatives (other than normal increases in the ordinary course of business consistent with past practice) and that in the aggregate have not resulted in a material increase in the benefits or compensation expense of Cap Corp taken as a whole;

            (f) there has not been any change by the Corporation or Cap Corp in accounting or Tax reporting principles, methods or policies;

            (g) neither the Corporation nor Cap Corp has entered into any transaction or Contract or conducted the Business other than in the ordinary course consistent with past practice;

            (h) neither the Corporation nor Cap Corp has failed to promptly pay and discharge current liabilities except where disputed in good faith by appropriate proceedings;

            (i) neither the Corporation nor Cap Corp has made any loans, advances or capital contributions to, or investments in, any Person or paid any fees or expenses to any of the Vendors and any Affiliate of the Vendors;

            (j) neither the Corporation nor Cap Corp has mortgaged, pledged or subjected to any Lien any of its assets, or acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets, except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course of business consistent with past practice;

            (k) neither the Corporation nor Cap Corp has discharged or satisfied any Lien, or paid any obligation or liability (fixed or contingent), except in the ordinary course of business consistent with past practice;

            (l) neither the Corporation nor Cap Corp has canceled or compromised any debt or claim or amended, canceled, terminated, relinquished, waived or released any Contract or right except in the ordinary course of business consistent with past practice and which, in the aggregate, would not be material to the Corporation and Cap Corp taken as a whole;

            (m) neither the Corporation nor Cap Corp has engaged in any business in which it had not been engaged prior to the Balance Sheet Date;

            (n) neither the Corporation nor Cap Corp has made any Capital Expenditure or capital additions or betterments in excess of C$25,000 individually or C$100,000 in the aggregate or committed to make but not made or completed any Capital Expenditure or capital additions or betterments of any amount;

            (o) neither the Corporation nor Cap Corp has instituted or settled any material Legal Proceeding; and

            (p) none of the Vendors or the Corporation has agreed to do anything set forth in this Section 5.10.

5.11        TAXES

            (a) All Tax Returns required to be filed by or with respect to Cap Corp and the Assets have been properly prepared and all such Tax Returns are true, complete and correct in all material respects.

            (b) Prior to the Closing the Corporation has not incurred or accrued any liability for Taxes whatsoever. The Corporation has not and is not required under applicable Tax Legislation, to file any Tax Return for the period prior to the Closing Date other than a Nil return in respect to the taxation year ending immediately before the Time of Closing.

            (c) No claim has been made by a taxing authority in a jurisdiction where the Corporation or Cap Corp do not file Tax Returns such that it is or may be subject to taxation by that jurisdiction.

            (d) Neither the Corporation nor Cap Corp is a party to any tax sharing or similar agreement or arrangement (whether written or not) pursuant to which it will have any obligation to make any payments after Closing.

            (e) There are no Liens with respect to Taxes upon any of the Assets.

            (f) The fair market value of all depreciable Assets of Cap Corp is at least the amount of the undepreciated capital cost therefor as recorded on its books.

            (g) The paid up capital of the Common Shares as at the Time of Closing will be determined in accordance with the Asset Transfer Agreement and the paid up capital of the Preferred Shares as at the Time of Closing will be $17.00;

            (h) The Corporation has not and will not make any election under Subsection 83(2) of the Tax Act with respect to payment out of a capital dividend account;

            (i) Neither the Corporation nor Cap Corp has, within the last four completed fiscal years, acquired or had the use of any property which forms part of the Assets from a person with whom it was not dealing at arm's length except as disclosed on Schedule 5.11.

            (j) The Corporation and Cap Corp have made all elections required to be made under the Tax Act in connection with any distributions in connecting directly or indirectly, with the Business and the Assets and all such elections were true and correct and in prescribed form and were made within the prescribed time periods;

            (k) The transactions occurring on or before the Closing Date between the Corporation and the Vendors including, without limitation, the Asset Transfer Agreement will not create any liability to the Corporation, including Taxes, whether or not such liability is immediate or deferred except as expressly contemplated in the Asset Transfer Agreement;

            (l) There are no circumstances existing which could result in the application to the Corporation of either Section 78 or
                      Section 80, 80.01, 80.02, 80.3 or 80.04 of the Tax Act;

            (m) Except for a $839,357.00 bonus received from Western Union that may be eligible for a reserve, the Corporation has not claimed and will not claim any reserve under any one or more of subparagraph 40(1)(a)(iii) or subparagraphs 20(1)(m) or 20(1)(n) of the Tax Act if any such amount could be included in their income for a period ending after Closing;

            (n) The financial statements and schedules attached to the corporate income tax returns as filed by Cap Corp for its taxation years reflect and disclose all transactions to which it was or is a party as required by the Tax Act and the regulations made thereunder or other applicable revenue laws and all of the transactions to which Cap Corp was or is a party are reflected or disclosed in these financial statements and schedules and these statements and schedules have been duly and accurately completed as required by these acts and regulations;

            (o) The Corporation does not have any net capital loss or non-capital losses as of the Closing Date;

            (p) Cap Corp is and the Corporation will be prior to the Closing Date duly registered under subdivision (d) of Division V of Part IX of the Excise Tax Act with respect to the GST, and their respective registration numbers are as set forth on Schedule 5.11.

            (q) Each of the Corporation and Cap Corp have paid all Taxes imposed by the Retail Sales Tax (Ontario) and the applicable legislation of each other province of Canada on the acquisition of its tangible personal property and, except as contemplated by the Asset Transfer Agreement, none of its tangible personal property or moveable property has been acquired in a transaction contemplated under the provisions of Section 13 of Regulation 1013 to the Retail Sales Tax Act (Ontario), or any predecessor thereof or the analogous provisions of the sales tax legislation of any other province;

            (r) None of the Corporation nor Cap Corp has made or been a party to any election under Sections 150(1), 156(1), 227(1) or 273(1) of the Excise Tax Act.

5.12        LEASED PROPERTY

            (a)       Schedule  5.12(a) sets forth a complete list of all real
                      or  immovable   property   and   interests  in  real  or
                      immovable property leased by Cap Corp or an Affiliate as lessee in which a Store is located (individually, a
                      "Real  Property   Lease")  and  the  real  or  immovable
                      properties specified in such leases, together with the expiry date of each Real Property Lease and renewal term available. Real Property Leases and Cap Corp
                      Properties   (as   hereinafter   defined)   are   herein
                      individually referred to as a "Company Property" and collectively as the "Company Properties". The Company
                      Properties   constitute   all   inter-
                      ests in real or immovable property currently used or currently held for use in connection with the ownership and/or operation of the Stores or which are necessary for the continued operation of the Stores as currently conducted. Cap Corp or its Affiliate has and at Time of Closing the Corporation will have a valid and enforceable leasehold interest under each of the Real Property Leases, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); neither the Corporation nor Cap Corp has caused an event of default or received any written notice of any default or event that with notice or lapse of time, or both, would constitute a default by the Corporation or Cap Corp under any of the Real Property Leases; and to the best of the knowledge of Cap Corp and Gus none of the landlords in respect of the Real Property Leases has caused an event of default that with notice or lapse of time, or both, would constitute a default by any one of such landlords under any of the Real Property Leases. Each of the Company Properties, buildings, fixtures and improvements thereon is in good operating condition and repair (subject to normal wear and tear). With respect to each Company Property, there is no management agreement, equipment lease, service contract or other contract or agreement to which the Corporation or Cap Corp is a party affecting such Company Property (collectively, "Property Contracts") which (i) was not made in the ordinary course of business, (ii) is not terminable upon 30 days' prior notice by Cap Corp without payment of a premium or penalty or (iii) requires payments in excess of an amount that, if added to the monthly payment obligations of all other Property Contracts in respect of such Company Property, would cause the aggregate amount of all monthly payment obligations in respect of all Property Contracts for such Company Property to exceed C$1,000. Cap Corp has delivered to the Purchaser true, correct and complete copies of the Real Property Leases, together with all amendments, modifications or supplements, if any, thereto. Cap Corp presently owns and operates cheque cashing and financial services stores at the locations set forth next to each Company Property on Schedule 5.12(a) and (g).

            (b) Cap Corp has obtained and will validly transfer to the Corporation prior to Closing all material certificates of occupancy and Permits of any Governmental Body necessary or useful for the current use and operation of each Company Property, and Cap Corp has fully complied with all material conditions of the Permits applicable to them. No material default or violation, or event that with the lapse of time or giving of notice or both would become a default or violation, has occurred in the due observance of any Permit.

            (c) There does not exist any actual or, to the best knowledge of Cap Corp and Gus, threatened or contemplated condemnation or eminent domain proceedings that affect any Company Property or any part thereof, and none of Cap Corp, Gus and the Corporation has received any notice, oral or written, of the intention of any Governmental Body or other Person to take or use all or any part thereof.

            (d) None of Cap Corp, Gus or the Corporation has received any written notice from any insurance company municipality or of the governmental authority requiring performance of any structural or other repairs or alterations to such Company Property.

            (e) the Corporation does not own or hold, or is obligated under or a party to, any option, right of first refusal or other Contract right to purchase, acquire, sell, assign or dispose of any real estate or any portion thereof or interest therein.

            (f) The Corporation does not own or hold any real or immovable property in fee.

            (g)       Schedule   5.12(g)  sets  forth  all  of  the  real  and
                      immovable  property owned by Cap Corp or an Affiliate of
                      Cap   Corp  in  which   certain   Stores   are   located
                      (collectively "Cap Corp Properties"). Cap Corp or its Affiliates, as the case may be, has good and marketable title to the Cap Corp Properties free and clear of all Liens except as set forth in Schedule 5.12 (g). At Closing Cap Corp or its Affiliates, as the case may be, and the Corporation shall as lessor and lessee enter into a lease in the form set out in Exhibit "B" for a term of five (5) years for each Cap Corp Property. Each said Lease shall constitute a first charge against the Cap Corp Property or Cap Corp shall on or before Closing provide a form of Non-Disturbance Agreement duly executed by the holder of any mortgage, charge or other security on the Cap Corp Property undertaking not to disturb the occupation and quiet possession by the Corporation so long as the Corporation shall perform all the terms, covenants and agreements contained in the lease of the Cap Corp Property. Schedule 5.12(g) sets forth the approximate square footage, monthly minimum rent and approximate monthly additional rent payable by the Corporation to Cap Corp for each Cap Corp Property.

            (h) Cap Corp or its Affiliate has sent notice of intention to renew to each lessor for a Real Property Lease that is due to receive notification of renewal of Lease in accordance with the terms thereof.

            (i) the Company Property and the current uses thereof and the conduct of the Business comply with all regulations, statutes, enactments, laws and by-laws including, without limitation, those dealing with zoning, parking, access, loading facilities, landscaped areas, building construction, fire and public health and safety and Environmental Laws.

            (j) except as provided in Schedule 5.12(g), the Company Property (including all buildings, improvements and fixtures) is fit for its present use, and there are no material or structural repairs to, or replacements of, the roof or the mechanical, electrical, heating, ventilating, air-conditioning, plumbing or drainage equipment or systems that are necessary and the Company Property is not currently undergoing any alteration or renovation nor is any such alteration or renovation contemplated.

5.13        TANGIBLE PERSONAL PROPERTY

            (a) Schedule 5.13 sets forth all leases of personal or moveable property ("Personal Property Leases") relating to personal property used or usable in the operation of the Stores or the Business. Cap Corp has delivered or otherwise made available to the Purchaser true, correct and complete copies of the Personal Property Leases, together with all amendments, modifications or supplements thereto.

            (b) Cap Corp has and will validly transfer to the Corporation prior to Closing a valid leasehold interest under each of the Personal Property Leases under which it is a lessee, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and there is no default under any Personal Property Lease by the Corporation or Cap Corp or, to the best knowledge of the Corporation, and Cap Corp, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder. Each of the items of tangible personal property used by Cap Corp under the
                      Personal Property Leases is in good condition and repair (ordinary wear and tear excepted) and is suitable for the purposes used.

            (c) Cap Corp has and at the Time of Closing the Corporation will have good and marketable title to all of the items of tangible personal or moveable property reflected in the Balance Sheet (except as sold or disposed of subsequent to the date thereof in the ordinary course of business consistent with past practice), free and clear of any and all Liens other than the Permitted Exceptions and except as set out in Schedule 5.13. All such items of tangible personal or moveable property which, individually or in the aggregate, are material to the operation of the Stores and the Business are in good condition and in a state of good maintenance and repair (ordinary wear and tear excepted) and are suitable for the purposes used.

            (d) Cap Corp owns (or leases from unaffiliated Persons) all tangible property necessary to conduct the Business and will validly transfer ownership of its interest in all tangible property to the Corporation prior to Closing.

5.14        INTANGIBLE PROPERTY
      Schedule 5.14 under the heading "software" contains a complete and correct list of each software computer program licensed by Cap Corp and the license agreement for each computer software program is in good standing. Schedule 5.14 under the heading "Custom Software (written-in-house)" contains a complete and correct list of each software computer program owned by Cap Corp free and clear of all Liens and is in good standing. Cap Corp does not own any patent, patent license or trade secrets. There have been no claims made and none of Cap Corp, Gus and the Corporation has received any notice or otherwise knows or has reason to believe that any of the foregoing is invalid or conflicts with the asserted rights of others. Cap Corp possesses all patents, patent licenses, trade names, trademarks, trade secret rights, computer programs, software, service marks, brand marks, brand names, copyrights, know-how, formulae and other proprietary and trade rights necessary for the conduct of the Business as now conducted, not subject to any restrictions and without any known conflict with the rights of others and Cap Corp has not forfeited or otherwise relinquished any such patent, patent license, trade name, trademark, trade secret right, computer program, software, service mark, brand mark, brand name, copyright, know-how, formulae or other proprietary right necessary for the conduct of its business as conducted on the date hereof. Neither the Corporation nor Cap Corp is under any obligation to pay any royalties or similar payments in connection with any license to the Vendors, any Affiliate thereof or any other Person other than as set out in
Schedule 5.14.

5.15        MATERIAL CONTRACTS
      Schedule 5.15 sets forth all of the following Contracts to which Cap Corp is a party or by which it is bound (collectively, the "Material Contracts"): (i) Contracts with the Vendors or any direct or indirect shareholder, partner or equity holder of Cap Corp (or any Affiliates of any of the foregoing) or any current or former officer or director of Cap Corp; (ii) Contracts with any labor union or association representing any employee of Cap Corp; (iii) Contracts pursuant to which any Person is required to purchase or sell a stated portion of its requirements or output from or to another Person; (iv) Contracts for the sale of any of the assets of Cap Corp other than in the ordinary course of business or for the grant to any Person of any preferential rights to purchase any of its assets; (v) partnership, shareholder or joint venture agreements;
(vi) Contracts containing covenants of Cap Corp or Affiliates not to compete in any line of business or with any Person in any geographical area or covenants of any other Person not to compete with Cap Corp in any line of business or in any geographical area; (vii) Contracts relating to the acquisition by Cap Corp of any operating business or the capital stock of any other Person; (viii) Contracts relating to the borrowing of money; (ix) Contracts relating to the distribution of money orders or similar instruments; (x) Contracts relating to money transfers; (xi) Contracts relating to the payment of utility or other bills for third parties; (xii) any other Contracts, other than Real Property Leases, which were not entered into in the ordinary course consistent with past practice, or which involve the expenditure of more than C$25,000 in the aggregate or require performance by any party more than one year from the date hereof; (xiii) Contracts involving an obligation to make a Capital Expenditure; and (xiv) franchise or licensing Contracts pursuant to which Cap

Corp is a franchisor, franchisee, licensor or licensee. There have been made available to the Purchaser true and complete copies of each of the Material Contracts. Except as set forth on Schedule 5.15, each of the Material Contracts and other agreements is in full force and effect and is the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as set forth on Schedule 5.15, Cap Corp is not in default in any material respect under any Material Contracts nor, to the knowledge of Cap Corp and Gus, is any other party to any Material Contract in default thereunder in any material respect. For purposes hereof, "Assumed Contracts" shall consist of
(i) the Material Contracts listed on Schedule 5.15 excepting the Royal Bank of Canada-Credit Facilities Agreement dated June 26, 1996, (ii) the Non-Material Contracts, (iii) Personal Property Leases and (iv) all Real Property Leases.

5.16        EMPLOYEE BENEFITS

            (a) Schedule 5.16(a) contains an accurate and complete list and description of, and sets forth the annual amount
                      payable  pursuant  to,  all  pension,   profit  sharing,
                      retirement,   death  benefit,  welfare,  severance  pay,
                      vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or
                      other    incentive    compensation,    stock    purchase
                      arrangements or policies, life insurance, scholarship or other employee benefit plan, program, policy or arrangement maintained by Cap Corp or to which Cap Corp
                      has  any  liability   (contingent  or  otherwise)   with
                      respect   to   employees,    officers,    directors   or
                      shareholders of Cap Corp ("Employee Benefit Plans") therein described and the Financial Statements reflect in the aggregate an accrual of all amounts accrued but unpaid under all such Employee Benefit Plans as of the dates thereof. Cap Corp does not have any commitment, whether formal or informal, and whether legally binding or not, to create any additional such Employee Benefit Plan and no promise of improvement has been made relating to any Employee Benefit Plan. Each of such Employee Benefit Plans disclosed on Schedule 5.16(a) is in effect and Cap Corp is in compliance with all laws, rules and regulations applicable thereto. All Employee Benefit Plans disclosed on Schedule 5.16(a) have been duly registered where required by, and are in good standing under, all applicable legislation and Cap Corp has fulfilled its funding obligations under all such plans and each Employee Benefit Plan that is required to be funded or that is a registered pension plan is fully funded on both a "solvency" and "going concern" basis as determined in accordance with the actuarial methods and assumptions used in the most recent actuarial report prepared in respect of the Employee Benefit Plan. With respect to each current Employee Benefit Plan or plan under which benefits may be due to, or liabilities may exist in respect of, current or former employees, Cap Corp has delivered to the Purchaser accurate and complete copies of (i) all currently applicable plan texts and agreements and any amendments thereto; (ii) all summary plan descriptions and material employee communications;
                      (iii) the most recent annual report and/or annual information return filed in respect of the Employee Benefit Plan with any applicable regulatory authority;
                      (iv) the most recent annual and periodic accounting of plan assets; (v) the most recent actuarial valuation; (vi) the trust agreement or other funding agreement (including all amendments made thereto); and (vii) a copy of the most recent letter confirming regulation of the Employee Benefit Plan with each applicable regulatory authority. Each Employee Benefit Plan has been administered materially in accordance with its terms. All material reports, returns and similar documents with respect to the Employee Benefit Plans required to be filed with any Governmental Body or distributed to any Employee Benefit Plan participant has been duly and timely filed or distributed. There are no pending investigations by any Governmental Body, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Employee Benefit Plans), suits or proceedings against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any material liability.

            (b) All contributions and premiums required by law or by the terms of any Employee Benefit Plan or any agreement relating thereto have been timely made (without regard to any waivers granted with respect thereto).

            (c) There are no pending Legal Proceedings which have been asserted or instituted against any of the Employee Benefit Plans, the assets of any such plans of Cap Corp or the plan administrator or any fiduciary of the Employee Benefit Plans with respect to the operation of such plans (other than routine, uncontested benefit claims), and, to the knowledge of Cap Corp and Gus, there are no facts or circumstances which could form the basis for any such Legal Proceeding.

            (d) Except as disclosed on Schedule 5.16(a), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee of Cap Corp; (ii) increase any benefits otherwise payable under any Employee Benefit Plan; or
                      (iii) result in the acceleration of the time of payment or vesting of any such benefits.

            (e) There has been no withdrawal by the Corporation, Cap Corp, or any other employer of assets from the Employee Benefit Plans and no application for approval of a withdrawal of assets has been made to any applicable federal or provincial regulatory authority. Any application of surplus assets in any of the Employee Benefit Plans to offset employer contributions required to be made thereto has been permitted by the terms of the Employee Benefit Plan and any funding agreement maintained in connection therewith.

5.17        LABOUR

            (a) Except as set forth on Schedule 5.17(a), neither the Corporation nor Cap Corp are party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of Cap Corp. The Vendors have delivered or otherwise made available to the Purchaser true, correct and complete copies of the labor or collective bargaining agreements listed on Schedule 5.17(a), together with all amendments, modifications or supplements thereto.

            (b) Except as set forth on Schedule 5.17(b), no employees of Cap Corp are represented by any labor organization. No labor organization or group of employees of Cap Corp have made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the best knowledge of Cap Corp and Gus, threatened to be brought or filed, with any federal or provincial agency responsible for labor or employment laws or other labor relations tribunal. There is no organizing activity involving the Corporation or Cap Corp pending or, to the best knowledge of Cap Corp and Gus, , threatened by any labor organization or group of employees of Cap Corp.

            (c) There are no (i) strikes, work stoppages, slowdowns, lockouts or arbitrations or (ii) material grievances or other labor disputes pending or, to the best of the knowledge of Cap Corp and Gus, threatened against or involving the Corporation or Cap Corp. There are no unfair labor practice charges, grievances or complaints pending or, to the best of the knowledge of Cap Corp and Gus, threatened by or on behalf of any employee or group of employees of Cap Corp.

            (d) The Corporation has no employees and will have no employees until the Closing Date immediately prior to Closing.

5.18        EMPLOYMENT MATTERS
      Schedule 5.18 annexed hereto is a complete and accurate list of

            (a) The job categories, number of employees in each category and salary or wage range for each category with respect to employees of Cap Corp who earn total annual compensation of less than C$25,000, and

            (b) With respect to all other employees, officers and directors of Cap Corp, such employee's name and a brief job description for each such employee (collectively, the "Employees") and, for each such person, his or her current rate of compensation (including salary, bonus and all other forms of compensation), the date of hire and the date and amount of the most recent increase in
                      compensation,   whether  any   commitment,   promise  or
                      undertaking   has   been   made  by  Cap   Corp  or  the
                      Corporation  or any of its officers  with respect to any
                      increase  in  the  compensation   payable  to  any  such
                      employee  or any  portion
                      thereof the extent of such employee's participation in any Employee Benefit Plans and any accrued rights under such Employee Benefit Plans that will lapse or terminate by reason of the consummation of the transactions contemplated by this Agreement. Neither Cap Corp nor the Corporation has any employment, consulting or severance contract, arrangement or understanding (either written or oral) with any person whomsoever except such contracts as are listed on Schedule 5.18. Cap Corp has made all deductions required by law to be made for wages and salaries, which deductions are consistent with past practices and in accordance with generally accepted accounting principles and has either remitted same to the respective legally constituted authorities entitled to receive payment of same or has provided for same in its accounts. Hours worked by, and payments made to, employees of Cap Corp have not been in violation of any applicable laws, rules or regulations dealing with such matters and all severance payments due to any employee have been paid or accrued as a liability on the books of Cap Corp. The consummation of the transactions contemplated by this Agreement will not give rise to any liability of the Corporation and Cap Corp for severance pay or termination benefits.

            (c) No notice has been received by Cap Corp of any complaint filed by any of the employees against Cap Corp claiming Cap Corp has violated the Employment Standards Act (Ontario) or the Human Rights Code (Ontario) (or any applicable employees or human rights or similar legislation in the other jurisdictions in which the Business is conducted or Cap Corp operates) or of any complaints or proceedings of any kind involving Cap Corp or, to Cap Corp's knowledge, after due inquiry, any of the employees of Cap Corp before any labour relations board.

            (d) There are no outstanding orders or charges against Cap Corp under the Occupational Health and Safety Act (Ontario) (or any applicable health and safety legislation in the other jurisdictions in which the Business is conducted).

            (e) Cap Corp has complied with all of its obligations under the Pay Equity Act (Ontario) and has provided the Purchaser with a copy of any "pay equity" plans filed with any governmental or regulatory authority or delivered to its employees.

            (f) Cap Corp has paid all assessments pursuant to workers' compensation legislation levied by all governmental authorities and, to the best of the knowledge of Cap Corp and Gus, Cap Corp has no liability for and there is no pending any state of facts which may result in the levying of a special assessment or a penalty charge of any nature with respect to the period prior to the Closing. Cap Corp has filed on a timely basis all payroll statements required to be filed pursuant to applicable workers' compensation legislation. Cap Corp is not liable to indemnify any of its employees or any governmental body in respect of compensation and/or healthcare payable to its employees pursuant to applicable workers' compensation legislation. Cap Corp notified the relevant governmental authorities, within the time periods specified by applicable legislation, of all occurrences of accidents for which notification is required by applicable legislation and has provided requisite details thereof.

5.19        LITIGATION
      Except as set forth in Schedule 5.19, there is no suit, action, proceeding, investigation, claim or order pending or, to the knowledge of the Corporation, Cap Corp and Gus overtly threatened against the Corporation or Cap Corp (or to the knowledge of the Corporation, Cap Corp and Gus, pending or threatened, against any of the officers, directors or key employees of Cap Corp with respect to their business activities on behalf of Cap Corp), or to which the Vendors or the Corporation are otherwise a party, before any court, or before any governmental department, commission, board, agency, or instrumentality; nor, to the knowledge of the Corporation, Cap Corp and Gus, are there any reasonable basis for any such action, proceeding, or investigation. Neither the Corporation nor Cap Corp is subject to any judgment, Order or decree of any court or Governmental Body and neither the Corporation nor Cap Corp are engaged in any legal action to recover monies due it or for damages sustained by it.

5.20        COMPLIANCE WITH LAWS
      Cap Corp possesses all material Licenses of and from all Governmental Bodies, and has made all material filings with all Governmental Bodies, necessary to own or lease its properties and assets and to conduct the Business. Except as set forth on Schedule 5.20, no proceeding has been served or, to the knowledge of Cap Corp and Gus, threatened or commenced which seeks to, or could reasonably be anticipated to, cause the suspension, modification, revocation or withdrawal of any License. The Corporation and Cap Corp are currently, and at all times have been, in material compliance with all Laws applicable to the Corporation and Cap Corp and/or the Businesses at any time or on prior to the Balance Sheet Date, including, without limitation, all applicable credit, banking and consumer protection Laws, regulating check cashing, debt collection, plain language Laws and Laws proscribing unfair and/or deceptive acts or practices and franchise disclosure Laws. Neither the Corporation nor Cap Corp nor any of their directors, officers, employees or representatives has offered, proposed, promised or made any illegal payment of a material amount of money or material value to officers, employees or representatives of any Governmental Body, or engaged in any illegal reciprocal practices or made any illegal payment or given any other illegal consideration of a material amount of money or material value to any third party.

5.21        ENVIRONMENTAL MATTERS
      Except as set forth on Schedule 5.21 hereto with respect to Company
Properties:

            (a) The operations of Cap Corp have been and are in compliance with all applicable Environmental Laws and all Licenses issued pursuant to Environmental Laws ("Environmental Permits");

            (b)       Cap  Corp  has   obtained  all   Environmental   Permits
                      necessary to operate the Business and is in compliance with such Environmental Permits;

            (c) Neither the Corporation nor Cap Corp is the subject of any outstanding written order, agreement or Contract with any governmental authority or person respecting (i) Environmental Laws, (ii) Remedial Action, (iii) any Release or threatened Release of a Hazardous Material or
                      (iv) any Environmental Claim;

            (d) Neither the Corporation nor Cap Corp has received any written communication alleging that the Corporation or Cap Corp or the operations thereof may be in violation of any Environmental Law or any Environmental Permit, or may have any liability under any Environmental Law;

            (e) Neither the Corporation nor Cap Corp has any liability in connection with any Release of any Hazardous Materials into the indoor or outdoor environment (whether on-site or off-site) and no facts or circumstances exist which could reasonably be expected to give rise to such liability under Environmental Laws;

            (f) There are no legal or administrative proceedings pending or, to the knowledge of Cap Corp and Gus threatened against the Corporation or Cap Corp alleging the violation of or seeking to impose liability pursuant to Environmental Laws;

            (g) Neither the Corporation nor Cap Corp has received notice of any investigations of the business, operations, or currently or previously owned, operated or leased property of the Corporation or Cap Corp in connection with the Business nor, to the knowledge of any of Cap Corp and Gus, are there any such pending or threatened investigations which could lead to the imposition of any liability pursuant to Environmental Law;

            (h) There is not located at any of the Cap Corp Properties any (i) underground storage tanks, (ii) asbestos-containing material or (iii) equipment containing polychlorinated biphenyls;

            (i) Cap Corp has not transported, incorporated or otherwise deposited or installed any (i) underground storage tanks,
                      (ii) asbestos - containing material or (iii) equipment containing polychlorinated biphenyls at any of the properties leased under the Real Property Leases;

            (j) Neither of Gus and Cap Corp has obtained or is aware of the existence of any environmentally related audits, studies, reports, analyses, and results of investigations that have been performed with respect to the properties owned by Cap Corp and to be leased to the Corporation; and

            (k) Cap Corp has not had prepared any environmentally related audits, studies, reports, analyses, or results of investigation that have been performed with respect to the currently leased, used or operated properties of Cap Corp.

5.22        INSURANCE
      Schedule 5.22 sets forth a complete and accurate list of all policies of insurance of any kind or nature covering Cap Corp or any of its respective employees, properties or assets, including, without limitation, policies of life, disability, fire, theft, workers compensation, employee fidelity and other casualty and liability insurance. All such policies are in full force and effect and Cap Corp is not in default of any provision thereof. To the best of the knowledge of Cap Corp and Gus there are no circumstances under which Cap Corp would be required to or in order to maintain its coverage should give any notice to insurers under any such insurance policies related to the Assets or Company Properties which has not been given. Neither the Corporation nor Cap Corp has received notice from any of the insurers regarding cancellation of such insurance policies. Cap Corp has not failed to give any notice of or present any claim under such insurance policy in due and timely fashion. Cap Corp has not received notice from any insurers denying any claims.

5.23        INTENTIONALLY DELETED

5.24        RELATED PARTY TRANSACTIONS
      Except as set forth on Schedule 5.24, at any time with respect to the Corporation and as at the Balance Sheet Date with respect to Cap Corp none of the Corporation, the Vendors and any Affiliate of the Corporation or the Vendors has borrowed any monies from or has outstanding any indebtedness or other similar obligations to the Corporation or Cap Corp. Except as set forth in
Schedule 5.24, none of the Vendors the Corporation, any Affiliate of the Corporation, or any officer, director or employee of any of them (i) owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any Person which is (A) a competitor, supplier, customer, landlord, tenant, creditor or debtor of Cap Corp or the Corporation, (B) engaged in a business related to the business of Cap Corp or the Corporation, or (C) a participant in any transaction to which Cap Corp or the Corporation is a party or (ii) is a party to any Contract or transaction with Cap Corp or the Corporation. With the exception of the Real Property Leases, since the Balance Sheet Date, neither Cap Corp nor the Corporation have entered into any transactions with any Affiliate with respect to the Assets and the Business.

5.25        BANKS
      The Corporation has no bank accounts or safe deposit boxes and no person holds a power of attorney to act on behalf of the Corporation.

5.26        FINANCIAL ADVISORS
      Except as set forth on Schedule 5.26, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Vendors or the Corporation in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

5.27        FRANCHISE OPERATIONS
      Each of the cheque cashing and retail financial locations set out in
Schedule 2.1(a) are operated by Cap Corp pursuant to a franchise agreement with National Money Mart Inc.

5.28        NAME
      "Money Mart" is the only name used by Cap Corp in the operation of the Stores and the Business.

5.29        THIRD PARTY DISCUSSION
      Schedule 5.29 sets forth a list of all current and proposed plans or discussions with third parties related to potential acquisitions of equity interest in cheque cashing, currency exchange, tax rebate programs, tax preparation or retail financial service outlets.

5.30        NO BANKRUPTCY
      There has not been filed any petition or application, or any proceeding commenced which has not been discharged, by or against the Vendors or Cap Corp or any Affiliate of any of them with respect to any Assets of any of them under any law, domestic or foreign, relating to bankruptcy, re-organization, insolvency, re-adjustment of debt or creditors rights and no assignment has been made by any of them for the benefit of their respective creditors.

5.31        NO MISREPRESENTATION
      None of the Vendors has omitted to state a material fact or make a statement which would make any of the representations or warranties contained herein misleading or inaccurate.

5.32        PARTNERSHIPS OR JOINT VENTURES
      Cap Corp is not, in relation to any part of the Business or Assets a partner or participant in any partnership, joint venture, profit sharing arrangement or other association of any kind, is not a party to any agreement under which Cap Corp agrees to carry on any part of the Business in such manner by which Cap Corp agrees to share any revenue or profit of the Business with any other person.

5.33        WITHHOLDINGS

            (a) Cap Corp has withheld and will continue until the Closing Date to withhold from each payment made to the Listed Employees the amount of all taxes, including but not limited to income tax, premium contributions, remittance and assessments or re-assessments for unemployment insurance employer health tax, Canada Pension Plan, income tax, workers' compensation and any other employment related legislation, accrued wages, Taxes, salaries, commission and employee benefit plan payments, and other amounts required to be withheld therefrom, and will have paid the same to the proper tax or other receiving authorities within the time required under any applicable legislation. The amount of tax withheld but not remitted will be retained in Cap Corp's account and will be remitted by Cap Corp on the earlier of the date same is due or the Closing Date.

5.34        THE CORPORATION
      The Corporation has not and will not during the Interim Period carry on, be engaged or involved in any business or activity whatsoever, including an adventure in the nature of trade, have any employees, have any assets or liabilities or enter into contracts or agreements excepting this Agreement, other than the Asset Transfer Agreement. During the Interim Period, Leslie is and shall be vice-president of Cap Corp and Gus is and shall be the sole director and officer of the Corporation and the sole director and hold all offices except vice-president of Cap Corp.

5.35        CORNWALL OUTLET INSURANCE CLAIM
      Cap Corp has in place a valid insurance policy to cover the loss resulting from the fire to the Money Mart outlet at 11 Second Street East, Cornwall, Ontario ("Cornwall Outlet"). The insurer has not denied coverage and neither Cap Corp nor Gus is aware of any fact, event or circumstance that would result in the payment of a claim under the insurance policy being denied.

5.36        KEELE STREET OUTLET
      The Money Mart outlet at 2270 Keele Street, North York (the "Keele Street Outlet") was closed on December 10, 1996 due to a neighbouring fire. Cap Corp has proceeded diligently with repairs and reconstruction to the Keele Street Outlet. The Keele Street Outlet will be open for business and in full operation prior to Closing.

           ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF PURCHASER The Purchaser hereby represents and warrants to the VENDORS that:

6.1         ORGANIZATION AND GOOD STANDING
      The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the Province of Alberta.

6.2         AUTHORIZATION OF AGREEMENT
      The Purchaser has full corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by the Purchaser in connection with the consummation of the transactions contemplated hereby and thereby (the "Purchaser Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Purchaser of this Agreement and each Purchaser Document have been duly authorized by all necessary corporate action on behalf of the Purchaser. This Agreement has been, and each Purchaser Document will be at or prior to the Closing, duly executed and delivered by the Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Purchaser Document when so executed and delivered will constitute, legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

6.3         CONFLICTS; CONSENTS OF THIRD PARTIES

            (a) Except as set forth on Schedule 6.3 hereto, none of the execution and delivery by the Purchaser of this
                      Agreement and of the Purchaser Documents, the consummation by the Purchaser of the transactions contemplated hereby and thereby which will affect the Purchaser's ability to close, or compliance by the Purchaser with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws of the Purchaser, (ii) conflict with, violate, result in the breach or termination of, constitute a default under, or give rise to any right of acceleration under, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Purchaser is a party or by which the Purchaser or its properties or assets is bound or (iii) violate any statute, rule, regulation, judgment or Order of any Governmental Body by which the Purchaser is bound.

            (b) Except as set forth on Schedule 6.3, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body not previously obtained is required on the part of the Purchaser in connection with the execution and delivery of this Agreement or the Purchaser Documents or the compliance by Purchaser with any of the provisions hereof or thereof.

6.4         LITIGATION
      There are no Legal Proceedings pending or, to the best knowledge of the Purchaser, threatened that are reasonably likely to prohibit or restrain the ability of the Purchaser to enter into this Agreement or consummate the transactions contemplated hereby.

6.5         FINANCIAL ADVISORS
      No Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Purchaser in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

6.6         BANKRUPTCY
      The Purchaser is not insolvent, nor has it committed an act of bankruptcy, proposed a compromise or arrangement to its creditors generally, had any petition or receiving order in bankruptcy filed against it, taken any proceedings with respect to a compromise or arrangement, taken any proceedings to have itself declared bankrupt or wound-up, taken any proceedings to have a receiver appointed over any material part of its assets, had any encumbrancer take possession of any of its property, or had any execution or distress become enforceable or become levied upon any of its properties or assets.

6.7         APPROVALS
      The Purchaser does not have to obtain any federal, provincial, municipal or other governmental approvals and consents in order to permit the change of ownership of the Shares as contemplated herein.

                             ARTICLE VII - COVENANTS

7.1         ACCESS TO INFORMATION
      During the Interim Period the Corporation and the Vendors agree that, the Purchaser shall be entitled, through its officers, employees and representatives (including, without limitation, its legal advisors and accountants), to make such investigation of the properties, businesses and operations of Cap Corp and the Corporation and such examination of the books, records and financial condition of Cap Corp as it reasonably requests and to make extracts and copies of such books and records. Any such investigation and examination shall be conducted during regular business hours and under reasonable circumstances, and Cap Corp shall cooperate, fully therein. No investigation by the Purchaser prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of the Vendors or the Corporation contained in this Agreement or the Transaction Documents. In order that the Purchaser may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as it may reasonably request of the affairs of Cap Corp , the Corporation and the Vendors shall cause the officers, employees, consultants, agents, accountants, lawyers and other representatives of Cap Corp to cooperate fully with such representatives in connection with such review and examination.

7.2         CONDUCT OF THE BUSINESS PENDING THE CLOSING

            (a) Except as otherwise expressly contemplated by this Agreement or with the prior written consent of the Purchaser, Cap Corp during the Interim Period shall:

                      (i) conduct the business of Cap Corp only in the ordinary course consistent with past practice;

                      (ii) use its best efforts to (A) preserve its present business operations, organization (including, without limitation, management and the staff) and goodwill of Cap Corp and (B) preserve its present relationship with Persons having business dealings with the Corporation and Cap Corp;

                      (iii) maintain (A) all of the assets and properties of Cap
                            Corp in their current condition, ordinary wear and tear excepted and (B) insurance upon all of the Assets in such amounts and of such kinds comparable to that in effect on the date of this Agreement;

                      (iv)  maintain

                      (A) the books, accounts and records of Cap Corp in the ordinary course of business consistent with past practices,

                      (B) continue to collect accounts receivable and pay accounts payable utilizing normal procedures and without discounting or accelerating payment of such accounts, and

                      (C) comply with all contractual and other obligations applicable to the operation of Cap Corp;

                      (v) promptly pay and discharge all liabilities (including liabilities for services rendered or goods delivered to Cap Corp) that are due and payable by it prior to the Closing Date except where such liabilities are being disputed in good faith by appropriate proceedings; and

                      (vi)  comply in all material  respects  with  applicable
                            Laws.

            (b) Except as otherwise expressly contemplated by this Agreement or with the prior written consent of the Purchaser, the Corporation and the Vendors during the Interim Period shall not:

                      (i) repurchase, redeem or otherwise acquire any outstanding shares of the capital stock or other securities of, or other ownership interests in, Cap Corp or the Corporation;

                      (ii) transfer, issue, sell or dispose of any shares of capital stock, partnership interests or other securities of the Corporation or Cap Corp or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock, partnership interests or other securities of the Corporation or Cap Corp;

                      (iii) effect any recapitalization, reclassification, share split or like change in the capitalization of the Corporation or Cap Corp (except in the case of the amalgamation of Cap Corp with other companies held directly or indirectly by Gus);

                      (iv) amend the certificate of incorporation, articles, bylaws, certificate of limited partnership or partnership agreement of the Corporation or Cap Corp;

                      (v) except as set forth on Schedule 7.2, (A) increase the annual level of compensation of any employee of Cap Corp whose annual compensation exceeds C$40,000, other than any such increases of less than 5% in the aggregate granted in the ordinary course of business consistent with past practice, (B) increase the annual level of compensation payable or to become payable by Cap Corp to any of their respective executive officers, (C) grant any bonus, benefit or other direct or indirect compensation to any employee, director or consultant whose annual compensation exceeds C$40,000, other than in the ordinary course consistent with past practice and in such amounts as are fully reserved against in the Financial Statements, (D) increase the coverage or benefits available under any (or create any new) severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan or arrangement made to, for, or with any of the directors, officers, employees, agents or representatives of Cap Corp or otherwise modify or amend or terminate any such plan or arrangement or (E) enter into any employment, deferred compensation, severance, consulting, non-competition or similar agreement (or amend any such agreement) to which Cap Corp is a party or involving a director, officer or employee of Cap Corp in his or her capacity as a director, officer or employee of Cap Corp;

                      (vi)  except  for trade  payables  and for  indebtedness
                            for  borrowed   money  incurred  in  the  ordinary
                            course  of  business  and  consistent   with  past
                            practice, borrow monies for any reason or draw down on any line of credit or debt obligation, or
                            become  the   guarantor,   surety,   endorser   or
                            otherwise  liable  for  any  debt,
                            obligation or liability (contingent or otherwise) of any other Person;

                      (vii) subject to any Lien, any of the Assets;

                      (viii)acquire any material properties or assets or sell,
                            assign, transfer, convey, lease or otherwise dispose of any of the Assets, except (other than with respect to the Stores or the Business) for fair consideration in the ordinary course of business consistent with past practice of Cap Corp;

                      (ix) cancel or compromise any debt or claim or waive or release any material right related to the Business or the Assets of Cap Corp except in the ordinary course of business consistent with past practice;

                      (x)   enter   into   any    commitment    for    Capital
                            Expenditures of Cap Corp or the Corporation;

                      (xi) enter into, modify or terminate any labor or collective bargaining agreement of the Corporation or Cap Corp or, through negotiation or otherwise, make any commitment or incur any liability to any labor organization with respect to the Corporation or Cap Corp;

                      (xii) introduce any material change with respect to the
                            operation of Cap Corp, including any material change in the types, nature, composition or quality of its products or services or, other than in the ordinary course of business, make any change in specifications for product or services of the Business or prices or terms of distributions of such product or services;

                      (xiii)enter into any transaction or to make or enter into
                            any Contract which by reason of its size or otherwise is not in the ordinary course of business consistent with past practice of Cap Corp or the Business;

                      (xiv) become obligated to develop any new locations;

                      (xv) enter into or agree to enter into any merger or consolidation with any Person or engage in any new business or invest in, make a loan, advance or capital contribution to, or otherwise acquire the securities of, any other Person;

                      (xvi) except for transfers of cash pursuant to normal cash management practices, make any investments in or loans to, or pay any fees or expenses to, or enter into or modify any Contract with any of the Vendors, partner or Affiliate of the Vendors;

                      (xvii)restructure, change, modify or renegotiate the
                            terms of any obligation of Cap Corp to another Person which restructuring, change, modification or renegotiation has the effect of extending, delaying or deferring the time for payment or performance of any such obligation, other than in the ordinary course of business consistent with past practice;

                      (xviii) agree to do anything prohibited by this Section
                            7.2 or take or omit to take any action which would make any of the representations and warranties of the Vendors in this Agreement or the Transaction Documents untrue or incorrect in any material respect during the Interim Period; or

                      (xix) make any material Tax allocation or settle or
                            compromise any Tax liability for an amount materially in excess of the liability therefor that is reflected on the financial statements of Cap Corp for the period ended January 31, 1997.

7.3         CONSENTS
      During the Interim Period Cap Corp and Gus shall use their commercially reasonably best efforts, and the Purchaser shall cooperate with them to obtain at the earliest practicable date all consents, waivers, approvals, Orders, Permits and authorizations of any Person or Governmental Body required to consummate the transactions contemplated by this Agreement, including, without limitation, the consents, waivers, approvals, Orders, Permits and authorizations of any Person or Governmental Body referred to in Section 5.6(b) hereof.

7.4         CONSENTS TO REAL PROPERTY LEASES
      Cap Corp and Gus shall use their commercially reasonable best efforts to obtain all consents and estoppels from landlords and lessors which are required to be obtained under Section 9.3 hereof to transfer the Real Property Leases to the Corporation and effect a change in control of the Corporation and consummate all other transactions contemplated by this Agreement pursuant to the terms of any of the Real Property Leases.

7.5         NO SOLICITATION
      During the Interim Period none of the Corporation and the Vendors will, nor will they cause or permit Cap Corp or the Corporation or any of Cap Corp's or the Corporation's directors, officers, employees, representatives or agents (collectively, the "Representatives") to, directly or indirectly, (i) discuss, negotiate, undertake, authorize, recommend, propose or enter into, either as the proposed surviving, merged, acquiring or acquired corporation, any transaction involving a merger, consolidation, business combination, purchase or disposition of any capital stock or other equity interest in, or material assets of, Cap Corp or the Corporation other than the transactions set forth in this Agreement (an "Acquisition Transaction"), (ii) facilitate, encourage, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of an Acquisition Transaction,
(iii) furnish or cause to be furnished, to any Person, any information concerning the business, operations, properties or assets of the Corporation in connection with an Acquisition Transaction, or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. The Corporation and the Shareholder will inform Cap Corp in writing immediately following the receipt by Cap Corp, the Corporation or any Representative of any proposal or inquiry in respect of any Acquisition Transaction.

7.6         PRESERVATION OF RECORDS
      Subject to Section 7.12(b) hereof (relating to the preservation of Tax records), the Vendors and the Purchaser agree that each of them shall preserve and keep the records held by any of them relating to the business of Cap Corp and the Corporation for a period of four years from the Closing Date and shall make such records and personnel available to the other as may be reasonably required by such party in connection with, among other things, any insurance claims by, preparation of financial records and tax returns, audits, legal proceedings against or governmental investigations of the Vendors or the Purchaser or any of their Affiliates or in order to enable the Vendors or the Purchaser to comply with their respective obligations under this Agreement, the Non-Competition Agreements and each other agreement, document or instrument contemplated hereby or thereby. In the event that either the Vendors or the Purchaser wishes to take possession of the records within ninety (90) days following the expiry of such four (4) year period it shall provide notice to the other party within such ninety (90) day period of such fact and shall arrange for pick-up of such records at a mutually convenient time. If both parties wish to retain their original records then the requesting party shall at its expense be provided with photocopies of such requested documents.

7.7         PUBLICITY
      None of the Corporation, the Vendors and the Purchaser shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other parties hereto, which approval will not be unreasonably withheld or delayed, unless, in the sole judgment of the Purchaser, disclosure is otherwise required by applicable Law, provided that, to the extent required by applicable law, the party intending to make such release shall use its best efforts consistent with such applicable law to consult with the other party with respect to the text thereof.

7.8         USE OF NAME
      Cap Corp hereby agrees that upon the consummation of the transactions contemplated hereby, the Purchaser and the Corporation shall have the sole right to the use of the name "Money Mart" in connection with the Stores.

7.9         ENVIRONMENTAL MATTERS
      Cap Corp and Gus shall identify the Environmental Permits required by Purchaser to operate the Business of the Corporation and shall promptly file all materials required under

Environmental Laws (including, without limitation, foreign or provincial property transfer laws) and all requests required for the issuance, transfer or re-issuance to Purchaser of all such Permits prior to the Closing Date.

7.10        NON-COMPETITION AGREEMENTS
      Each of Gus and Leslie hereby agree that, on or prior to the Closing Date, each of them shall execute and deliver to the Purchaser a Non-Competition Agreement, substantially in the form of Exhibit A hereto ("Non-Competition Agreement").

7.11        SHAREHOLDER RELEASES
      The Vendors hereby agree that, on or prior to the Closing Date, they shall each execute and deliver to the Purchaser and the Corporation a release, substantially in the form of Exhibit D hereto (the "Vendor Release").

7.12        TAX MATTERS

            (a)       Pre-Closing Transactions
                      It is the intent of the parties that Cap Corp transfer the Assets (other than Accounts Receivable) to the Corporation in accordance with section 85(1) of the Tax Act and in accordance with section 22 of the Tax Act in relation to the Closing Date Accounts Receivable pursuant to a form of Agreement (the "Asset Transfer Agreement") in a form satisfactory to the Purchaser. Prior to the Effective Time Cap Corp and the Corporation shall execute an Asset Transfer Agreement and shall do all such things as are necessary to transfer the Assets from Cap Corp to the Corporation as provided in section 2.2 hereof. In addition, the Corporation and Cap Corp shall execute Form T2057, T2022 and GST Form #44, if applicable, in a form satisfactory to the Purchaser and such executed forms shall be filed, without amendment or revision, by Cap Corp and the Corporation with the applicable Revenue Canada District Taxation Office within 5 business days of the Closing Date. Purchaser's approval to the Asset Transfer Agreement and the elections set out above shall not mitigate or affect the representations and warranties or indemnities of the Vendor, which shall continue in full force and effect.

            (b)       Preparation of Tax Returns; Payment of Taxes

                      (i) Cap Corp shall be responsible for filing or causing to be filed all Tax Returns required to be filed by or on behalf of the Corporation and/or its operations and assets for the taxation year ending immediately before the Closing Date and shall pay or cause to be paid any Taxes shown to be due thereon, within the statutory time
                            periods   provided   in  the  Tax  Act  and
                            other applicable legislation, Cap Corp shall file all such Tax Returns in a manner consistent with past practices and shall provide copies of such Tax Returns to the Purchaser for Purchaser's review and comment at least fifteen (15) business days prior to filing, provided that such review and comment shall not in any way mitigate or affect the Vendor's representations and warranties or indemnities which shall continue in full force and effect.

                      (ii) Cap Corp shall not file any amended Tax Returns or refund claims in respect of any taxable period of the Corporation ending on or prior to the Closing Date without the prior written consent of Purchaser.

            (c)       Tax Audits.

                      (i) Purchaser shall promptly notify Cap Corp upon receipt by Purchaser or the Corporation of written notice of any Tax audits of or proposed assessments against the Corporation for the taxation year ending immediately prior to the Closing Date; provided, however, that the failure
                                          --------   -------
                            of Purchaser to give Cap Corp prompt notice as required herein shall not relieve Cap Corp of any of its obligations to pay such Taxes except and to the extent that Cap Corp is actually and materially prejudiced thereby. Purchaser shall have the right to represent the Corporation in any such Tax audit or administrative or court proceeding and to employ counsel of its choice; provided, that Purchaser may not agree to a
                            --------
                            settlement or compromise thereof without the prior consent of Cap Corp which consent will not be unreasonably withheld. Cap Corp and Gus agree that they will cooperate fully with Purchaser and its counsel in the defense against or compromise of any claim in any said audit or proceeding.

                      (ii) Cap Corp shall promptly notify Purchaser upon receipt by Cap Corp of written notice of any Tax audit or proposed assessment or other proposed change or adjustment which may affect the Corporation or its Tax attributes. Cap Corp shall keep Purchaser duly informed of the progress thereof and, if the results of such Tax audit or proceeding may have an adverse effect on the Corporation, Purchaser or its Affiliates for any taxable period including or ending after the Closing Date, then Cap Corp may not agree to a settlement or compromise thereof without Purchaser's consent, which consent will not be unreasonably withheld.

            (d)       Transfer Taxes.

                      (i) Cap Corp shall be liable for and shall pay (and shall indemnify and hold harmless Purchaser against) all sales, use, goods and services, stamp, documentary, filing, recording, transfer or similar fees or taxes or governmental charges as levied by any taxing authority or governmental agency in connection with the transactions contemplated by this Agreement including, without limitation the Asset Transfer Agreement (other than taxes measured by or with respect to income imposed on Purchaser) and the Non-Competition Agreement. Cap Corp hereby agrees to file all necessary documents (including, but not limited to, all Tax Returns) with respect to all such amounts in a timely manner.

7.13        EMPLOYER HEALTH TAX
      Cap Corp acknowledges and agrees that, notwithstanding the completion of the transactions contemplated by this Agreement, it shall continue to have sole responsibilities and liability for the payment of tax pursuant to the Employer Health Tax Act (Ontario) or any similar legislation in respect of all remuneration paid to employees of Cap Corp in the Business in respect of services provided during the period up to the Closing Date, whether or not the same is paid by Cap Corp or Purchaser and whether or not before or after the Closing Date.

7.14        WESTERN UNION BONUS
      The Parties recognize and agree that the payment of $839,357.00 Dollars (the "Western Union Bonus") received by Cap Corp from Western Union Financial Services (Canada) Inc. ("Western Union") pursuant to that certain agreement dated January 1, 1996 (the "Western Union Agreement") is contingent in nature and dependent upon the performance by Cap Corp of its obligations thereunder and that should such agreement be terminated as a result of a default by Cap Corp prior to Closing thereunder, then Cap Corp would be obliged to return to Western Union that portion of the Western Union Bonus that is in proportion to the unexpired balance of the term thereunder. For greater certainty and notwithstanding anything to the contrary herein contained, any Taxes payable on that portion of the Western Union Bonus that is unearned as at the Closing Date in the amount of $657,885.00 shall be for the sole account of the Corporation and Cap Corp shall have no liability in respect thereto. For clarification:

            (a) should the Western Union Agreement be terminated after Closing, then the Corporation shall be obliged to return to Western Union that portion of the Western Union Bonus that is in the proportion to the unexpired balance of the term thereunder and Cap Corp shall have no liability in respect thereof;

            (b) in the event that Cap Corp's treatment of the Western Union Bonus is reviewed by Revenue Canada, neither the Purchaser nor the Corporation shall have any liability for interest or penalties re-assessed against Cap Corp by Revenue Canada.

7.15        EMPLOYEES

            (a) Cap Corp agrees to provide the Purchaser with an up-to-date list of the names of the employees of the Business at least two Business Days and not more than four Business Days prior to the Closing Date (the "Listed Employees"). The Purchaser on behalf of the Corporation agrees that it shall offer employment to the Listed Employees, effective as at the Effective Time, on substantially the same terms and conditions of employment as are then applicable to such employees. The Vendors shall indemnify and hold harmless the Corporation to the respective limits set out in Article X from and against all losses suffered or incurred by the Corporation as a result of or arising directly or indirectly out of, in connection with or pursuant to any claims by any employees of the Business, other than claims by such employees who accept the Corporation's offers of employment with respect to their employment with the Corporation. No employee of the Business shall be entitled to any rights under this subsection
                      7.15 or under any other provisions of this Agreement.

            (b)       Cap Corp shall employ all of the employees set out in
                      Schedule 5.18 until Closing Date, except for any employees who prior to the Closing Date:

                      (i)   are terminated for cause;

                      (ii)  are  terminated  with  the  Purchaser's   consent,
                            which consent shall not be unreasonably withheld;

                      (iii) voluntarily resign; or

                      (iv)  retire.
The Vendors shall not attempt in any way to discourage any of the employees from accepting any offer of employment to be made by the Corporation or its Affiliates. The Vendors shall not solicit the services of any of the employees during the five (5) year period following the Closing

Date without the consent in writing of the Purchaser, which consent shall not be unreasonably withheld.

                      ARTICLE VIII - CONDITIONS TO CLOSING

8.1         CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER
      The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by the Purchaser in whole or in part):

            (a)       All   representations  and  warranties  of  the  Vendors
                      contained herein shall be true and correct as of the date hereof;

            (b) All representations and warranties of the Vendors contained herein not qualified as to materiality shall be true and correct, and the representations and warranties of the Vendors contained herein qualified as to materiality shall be true and correct in all material respects, at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that time;

            (c) The Vendors and the Corporation shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date;

            (d) The Purchaser shall have been furnished with certificates (dated the Closing Date and in form and substance reasonably satisfactory to the Purchaser) executed by the Vendors certifying as to the fulfillment of the conditions specified in Sections 8.1(a), 8.1(b) and 8.1(c) hereof;

            (e) Certificates representing 100% of the Shares shall have been, or shall at the Closing be, validly delivered and transferred to the Purchaser, free and clear of any and all Liens;

            (f) The Purchaser shall have obtained all consents and waivers referred to in Section 6.3 hereof with respect to the transactions contemplated by this Agreement and the Purchaser Documents;

            (g) There shall not have been or occurred any Material Adverse Change in Cap Corp or the Corporation since the Balance Sheet Date;

            (h) The Vendors shall have obtained all consents and waivers referred to in Section 5.6 hereof, in a form reasonably satisfactory to the Purchaser, with respect to the transactions contemplated by this Agreement or the Transaction Documents.

            (i) No Legal Proceedings shall have been instituted or threatened or claim or demand made against any of the Vendors, the Corporation, or the Purchaser or any of its Affiliates seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, and there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

            (j) The Vendors shall have furnished, or caused to be furnished, to Purchaser, in form and substance satisfactory to Purchaser, such certificates and other evidence as Purchaser may have reasonably requested as to the satisfaction of the conditions contained in this Section and as to such other matters relating to the representations, warranties, covenants and undertakings in this Agreement as Purchaser may reasonably request;

            (k) Estoppels, assignments and any necessary consents from the landlords and lessors under each Real Property Lease shall have been obtained in form and substance satisfactory to Purchaser in accordance with Section 9.3;

            (l) Each of the directors and officers of the Corporation shall deliver to the Purchaser as of the Closing Date his or her resignation as an officer, director and employee of the Corporation (as the case may be) and shall grant to the Corporation a full and final release in respect of any and all liabilities of the Corporation to such person;

            (m) The Vendors shall have delivered to the Purchaser an affidavit attesting that they are residents of Canada within the meaning of Section 116 of the Tax Act;

            (n)       Title  to  all  of  the   Assets   have   been   validly
                      transferred into the name of the Corporation in accordance with the terms of this Agreement and the Asset Transfer Agreement in a form and substance satisfactory to the Purchaser. The Purchaser shall be satisfied in its sole discretion with all pre-closing transactions involving the Corporation, including the organization of the Corporation, elections made in respect to any pre-closing transactions under the Tax Act and such other material that may be ancillary or supplementary thereto;

            (o) The Keele Street Outlet is open for business and in full operation;

            (p)       The  Vendors  shall have  presented a form of opinion of
                      the  Vendors   Solicitors   in  a  form  and   substance
                      satisfactory to the Purchaser acting reasonably;

            (q) The Purchaser shall have received duly executed copies of each of the documents enumerated in Section 9.1;

            (r) The Purchaser shall have been furnished with evidence of consents or discharges of security agreements registered against the Assets under the Personal Property Security Act (Ontario) as the Purchaser may reasonably require to give effect to the terms of this Agreement.

8.2         CONDITIONS PRECEDENT TO OBLIGATIONS OF THE VENDORS
      The obligations of the Vendors to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by the Vendors in whole or in part to the extent permitted by applicable law):

            (a) all representations and warranties of the Purchaser contained herein shall be true and correct as of the date hereof;

            (b) all representations and warranties of the Purchaser contained herein not qualified as to materiality shall
                      be  true  and  correct,   and  all  representations  and
                      warranties of the Purchaser contained herein qualified as to materiality shall be true and correct in all material respects, at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that date;

            (c) the Purchaser shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date;

            (d) the Vendors shall have been furnished with a certificate (dated the Closing Date and in form and substance reasonably satisfactory to the Vendors executed by the President, Secretary/Treasurer or Chief Executive Officer of the Purchaser) certifying as to the fulfillment of the conditions specified in Sections 8.2(a), 8.2(b) and 8.2(c);

            (e) the Purchase Price shall at the Closing be delivered to the Vendors' Solicitors;

            (f) the Vendors shall have received duly executed copies of each of the documents enumerated in Section 8.2; and

            (g) the Purchaser shall have obtained all consents and waivers referred to in Section 6.3 hereof, in a form reasonably satisfactory to the Vendors, with respect to the transactions contemplated by this Agreement or the Transaction Documents.

8.3         FAILURE OF VENDORS TO SATISFY CONDITIONS PRECEDENT
      If any of the foregoing conditions contained in Section 8.1 are not satisfied at the Time of Closing, the Purchaser may:

            (a) refuse to complete the transaction contemplated in this Agreement by notice in writing to the Vendors and, in such event, the Purchaser shall be released from all of its obligations under this Agreement and this Agreement shall thereupon be deemed to be null and void and of no force or effect whatsoever. Vendors shall not be released from their obligations hereunder unless the ability to satisfy the unsatisfied condition was beyond reasonable the control of the Vendors; or

            (b) complete the transactions contemplated in this Agreement, it being expressly understood and agreed that following such completion the Purchaser may not rely upon the warranties, representations or covenants relating to any unsatisfied condition unless the ability to satisfy the unsatisfied condition was within the reasonable control of the Vendors.
provided that any of the said conditions may be waived in whole or in part by the Purchaser without prejudice to its rights of rescission in the event of non-fulfillment and/or non-performance of any other condition or conditions, any such waiver prior to the Time of Closing to be binding on the Purchaser only if same is in writing.

8.4         FAILURE OF PURCHASER TO SATISFY CONDITIONS PRECEDENT
      If any of the conditions contained in Section 8.2 are not satisfied at the Time of Closing, the Vendors may:

            (a) refuse to complete the transactions contemplated in this Agreement by notice in writing to the Purchaser and, in such event, the Vendors hereto shall be released from all of their respective obligations under this Agreement and this Agreement shall be thereupon be deemed to be null and void and of no force or effect whatsoever. Purchaser shall not be released from its obligations hereunder unless the ability to satisfy the unsatisfied condition was beyond the reasonable control of the Purchaser; or

            (b) complete the transactions contemplated in this Agreement, it being expressly understood and agreed that following such completion, none of the Vendors may rely upon the warranties, representations or covenants relating to any unsatisfied condition unless the ability to satisfy the unsatisfied condition was within the reasonable control of the Purchaser.
provided that any of the said conditions may be waived in whole or in part by the Vendors without prejudice to their rights of rescission in the event of non-fulfillment and/or non-performance of any other condition or conditions, any such waiver prior to the Time of Closing to be binding on the Vendors only if same is in writing.

                     ARTICLE IX - DOCUMENTS TO BE DELIVERED

9.1         DOCUMENTS TO BE DELIVERED BY THE VENDORS
      At the Closing, the Vendors shall deliver, or cause to be delivered, to the Purchaser the following:

            (a) share certificates representing the Shares, duly endorsed in blank or accompanied by share transfer powers and with all requisite share transfer tax stamps attached;

            (b)       the certificates referred to in Section 8.1(d) hereof;

            (c) the opinion of the Vendors' Solicitors, in a form acceptable to the Purchaser acting reasonably;

            (d)       copies  of  all  consents  and  waivers  referred  to in
                      Section 8.1(h) hereof;

            (e) Non-Competition Agreement, substantially in the form of Exhibit A hereto, duly executed by Gus and Leslie;

            (f) written resignations of each of the directors and officers of the Corporation;

            (g) certificates of good standing with respect to the Corporation issued by the Ministry of Consumer and Commercial Relations (Ontario);

            (h) Vendor Releases, substantially in the form of Exhibit D hereto, duly executed by each of the Vendors and Gus;

            (i) a Certificate issued under Section 6 of the Retail Sales Act (Ontario) which covers the Interim Period;

            (j) Asset Transfer Agreement duly executed by Cap Corp and Corporation together with Form T2057 and T2022 and GST Form #44, if applicable;

            (k) necessary Consents and or Assignments from all lessors to all material Personal Property Leases and other parties to the Material Contracts;

            (l) Estoppel Certificates by all landlords of the Real Property Leases substantially in the form of Exhibit "E" hereto;

            (m) Assignment of each Real Property Lease duly executed by Cap Corp or its Affiliates as the case may be and Corporation;

            (n) all necessary consent of landlords of the Real Property Leases to assignment of lease to the Corporation and change in control of the Corporation;

            (o) Leases for each Cap Corp Property in the form of Exhibit "B" duly executed by Cap Corp or Gus as the case may be and Corporation;

            (p) Certified Copy of Resolution of the sole director of Cap Corp approving the transactions contemplated by this Agreement;

            (q) Certificates of Insurance insuring all of the Assets in the name of the Corporation;

            (r)       Assignment to the  Corporation  of proceeds to insurance
                       claim for the Cornwall Outlet; and

            (s) such other documents as the Purchaser shall reasonably request.

9.2         DOCUMENTS TO BE DELIVERED BY THE PURCHASER
      At the Closing, the Purchaser shall deliver to the Vendors the following:

            (a) evidence of the payments required to be made pursuant to Section 3.2 hereof;

            (b)       the certificate referred to in Section 8.2(d) hereof;

            (c) the opinion of the Purchaser's Solicitors in a form acceptable to the Vendors acting reasonably;

            (d) the Release of Guarantee Agreement in the form of Exhibit "G";

            (e)       Indemnity  of  Financial  in the form set out in Exhibit
                      "H";

            (f)       such other documents as the Vendors reasonably request.

9.3         MINIMUM LEASE ASSIGNMENTS

            (a) The Corporation is required under Section 8.1(k) to obtain all of the estoppel certificates, consents to assignment and consents to change in control of the landlord/lessors ("Consent Documents") under the Real

                      Property Leases for transfer of the Real Property Leases to the Corporation and the Shares from Cap Corp to the Purchaser hereunder. If the Vendors obtain the Consent Documents under 90% of the Real Property Leases listed on Schedule 5.9 (the "Minimum Lease Condition" for purposes of Article IX) then the condition precedent set forth in Section 8.1(k) shall be deemed to be met. Assuming the satisfaction of the Minimum Lease Condition, if either Purchaser, on the one hand, or the Vendors, on the other hand, shall give the written notice to the other party as provided in
                      Section 11.8, as to each Real Property Lease as to which the Vendors have not obtained Consent Documents:

                      (i) for each such Real Property Lease for a Store whose annual gross revenue for the fiscal period ending on the Balance Sheet Date is above the median for gross revenue of Stores the amount of C$200,000 of the Purchase Price; and

                      (ii) for each such Real Property Lease for a Store whose annual gross revenue for the fiscal period ending on the Balance Sheet Date is below the median for gross revenue of Stores the amount of C$100,000 of the Purchase Price shall be placed into escrow in the trust account of Vendors' Solicitors pending receipt and delivery of such consent (and the Purchase Price deliverable to the Seller pursuant to Section 3.2 shall be correspondingly reduced pro rata). Any such amounts shall be held in escrow and disbursed pursuant to and as provided in the form of escrow agreement attached as Exhibit "F".

            (b) In the event that Consent Documents are not thereafter procured as to a particular Real Property Lease and Purchaser is forced to move the location of the subject Store to another site, all relocation and related costs of the Purchaser incurred in connection with the relocation of such Store shall be reimbursed to the Purchaser out of the escrowed amount for such Store.

            (c) In the event that Consent Documents in substantially the form proffered by the Purchaser is thereafter procured, the funds escrowed as to the particular Store shall be remitted to the Vendors.

            (d) In the event neither of the above occurs as to a particular Store within one (1) year of the Closing Date, the funds escrowed as to that particular Store shall be remitted to the Vendors, provided that such Persons have acted in good faith and have reasonably assisted the Purchaser in its efforts to obtain such Consent Documents; and otherwise, such funds shall be reimbursed to the Purchaser.

                           ARTICLE X - INDEMNIFICATION

10.1        SURVIVAL
      The representations and warranties of the applicable Vendors and the Purchaser shall remain operative and in full force and effect for a period of twenty-four (24) months after the Closing Date, regardless of any investigation or statement as to the results thereof made by or on behalf of any party hereto; provided that the representations and warranties contained in Sections 5.11 and
5.33 and the obligations of the Purchaser to cause the Corporation to perform its obligations under the Assumed Contracts shall survive indefinitely. Notwithstanding anything to the contrary herein, any representation or warranty which is the subject of a claim or dispute which is asserted in writing prior to the expiration of the applicable period set forth above shall survive with respect to such claim or dispute until the final resolution and satisfaction thereof.

10.2        GENERAL INDEMNIFICATION

            (a) The Vendors hereby jointly and severally agree to indemnify and hold harmless the Purchaser and its Affiliates (including, after the Closing, the Corporation and their respective directors, officers, employees, agents, successors and assigns (collectively, the "Purchaser Indemnified Parties")) from and against and in respect of any and all Losses resulting from, arising out of, based on or relating to:

                      (i) the failure of any representation or warranty of the Vendors or of the Corporation set forth in this Agreement, any Transaction Document or any certificate or instrument delivered by or on behalf of the Vendors or the Corporation pursuant to this Agreement, to be true and correct in all respects both as of the date of this Agreement and on the Closing Date;

                      (ii) the breach of any covenant or other agreement on the part of the Vendors or of the Corporation under this Agreement or any Transaction Document;

                      (iii) any Excluded Liability;

                      (iv) (A) any Release of Hazardous Materials by or held on behalf of (i) the Corporation or (ii) any Person for whose actions the Corporation is responsible in law in, on, at, or from the Company Properties which occurred, or resulted from operations occurring, as of or prior to the Closing; (B) any tort liability to third parties as a result of any Releases or from exposure to Hazardous Materials arising from any Releases as of or prior to the Closing; (C) notification or designation under any Environmental Law as a potentially responsible party for onsite or offsite disposal of Hazardous Materials, which disposal occurred as of or prior to the Closing; or (D) any other Environmental Costs and Liabilities and any other Environmental Claim or Remedial Action resulting from or based upon anything related to the property currently or previously owned, leased or operated by the Corporation or any of its respective predecessors thereof conducted prior to Closing; or

                      (v) non-compliance with the Bulk Sales Act (Ontario) as a result of the transactions contemplated under the Asset Transfer Agreement.

            (b) Purchaser and Financial hereby jointly and severally agree to indemnify and hold harmless the Vendors and their respective Affiliates, and their respective directors, officers, employees, agents, successors and assigns (collectively, the "Vendor Indemnified Parties") from and against and in respect of any and all Losses resulting from, arising out of, based on or relating to:

                      (i) the failure of any representation or warranty of the Purchaser set forth in this Agreement or any Purchaser Document or any certificate and instrument delivered by or on behalf of the Purchaser pursuant to this Agreement, to be true and correct in all respects both as of the date of this Agreement and on the Closing Date;

                      (ii) the breach of any covenant or other agreement on the part of the Purchaser under this Agreement or any Purchaser Document;

                     (iii)  any Contract Liabilities; or

                      (iv) any payment made to the Corporation in error of the insurance proceeds payable to Cap Corp regarding the Keele Street Outlet;

10.3        LIMITATIONS ON INDEMNIFICATION FOR BREACHES OF REPRESENTATIONS
            AND WARRANTIES

            (a) The Vendors shall not have any liability under Section 10.2(a)(i), unless and until the aggregate amount of losses subject to indemnification thereunder exceeds C$30,000.00 and in such event, the Vendors shall be required to pay the entire amount of such Losses in excess of C$30,000.00. The Purchaser and Financial shall not have any liability under Section 10.2(b)(i), unless and until the aggregate amount of Losses subject to indemnification thereunder exceeds C$30,000.00 and, in such event, the Purchaser shall be requested to pay the entire amount of such Losses in excess of C$30,000.00.

            (b) The maximum liability with respect to representations and warranties of:

                      (i) Gus and Cap Corp shall not in total exceed the amount of the Purchase Price. The maximum liability of each of Leslie and the Trust to contribute to indemnification of the Purchaser Indemnified Parties hereunder shall not exceed the amount of the Purchase Price received directly or indirectly by Leslie and the Trust respectively.

10.4        INDEMNIFICATION PROCEDURES
      Except as provided in Sections 10.5 with respect to Taxes, for the purposes of administering the indemnification provisions of Sections 10.2 and 10.3, the following procedures shall apply:

            (a) If an indemnified party shall receive notice of any action or proceeding by a third party with respect to which the indemnified party asserts is indemnifiable under Section 10.2 (a "Claim"), the indemnified party shall notify the indemnifying party (the "Indemnitor") of such Claim in writing promptly following the receipt of notice of the commencement of such Claim. The failure to give notice as required by this Section 10.4 in a timely fashion shall not result in a waiver of any right to indemnification hereunder except to the extent that the Indemnitor is actually prejudiced thereby.

            (b) Except as provided below, the Indemnitor shall be entitled to assume the defense or settlement of any Claim of the type referred to in clause (a) hereof (with counsel reasonably satisfactory to the indemnified parties) if the Indemnitor shall provide the indemnified parties a written acknowledgment of its liability to indemnify such indemnified parties against all Losses resulting from, relating to or arising out of such Claim. If the Indemnitor assumes any such defense or settlement, it shall pursue such defense or settlement in good faith. If the Indemnitor fails to elect in writing to assume the defense of any Claim or to provide the written acknowledgment provided for above within 10 days after the notification referred to above, the indemnified party may engage counsel to defend, settle or otherwise dispose of such Claim, which counsel shall be reasonably satisfactory to the Indemnitor; provided, however, that the indemnified party shall not settle or compromise any such Claim without the consent of the Indemnitor (which consent will not be unreasonably withheld or delayed).

            (c) Notwithstanding anything to the contrary contained herein, the Purchaser shall have the sole right, with counsel reasonably satisfactory to the Indemnitor, to defend and settle in its sole discretion any Claim which constitutes a Non-Assumable Claim and no other party hereto shall be entitled to assume the defense thereof or settle such claim. A "Non-Assumable Claim" means any claim, action or proceeding (i) arising out of or in connection with, or relating to, any violation or asserted violation of any Law, Order, judgment or decree, (ii) involving any Governmental Body, or (iii) seeking injunctive relief.

            (d) In cases where the Indemnitor has elected to assume the defense or settlement with respect to a Claim as provided above, the Indemnitor shall be entitled to assume such defense or settlement provided that: (i)
                      the  indemnified   party  (and  its  counsel)  shall  be
                      entitled to continue to participate at its own cost in any such action or proceeding or in any negotiations or proceedings to settle or otherwise eliminate any claim for which indemnification is being sought; (ii) the Indemnitor shall not be entitled to settle or compromise any such claim without the consent or agreement of the indemnified party (such consent not to be unreasonably withheld or delayed); and (iii) after written notice by the Indemnitor to the indemnified party of its election to assume control of the defense of any Claim, the Indemnitor shall not be liable to such indemnified party hereunder for any legal fees and disbursements subsequently incurred by such indemnified party in connection therewith.

10.5        TAX MATTERS

            (a) The Vendors (the Indemnifying Party") do hereby agree to jointly and severally indemnify and hold harmless each of the Purchaser Indemnified Parties from and against any and all Losses resulting from, arising out of, based on or relating to:

                      (i)   any  breach  of any  representation,  warranty  or
                            covenant   contained  in  Sections  5.11  or  7.12
                            hereof;

                      (ii) any Taxes for which Cap Corp is liable pursuant to subsections 7.12 or 7.13 hereof;

                      (iii) any  assessment  or  re-assessment  for  Taxes and
                            interest or penalties for any period up to the Closing Date;

                      (iv) any Taxes payable by any of the Purchaser Indemnified Parties resulting from any share transactions, cancellation, surrender, repurchases, redemptions or other dealings by, through or on behalf of the Corporation on or before the Time of Closing; and

                      (v)   any  Taxes   payable  by  any  of  the   Purchaser
                            Indemnified   Parties   arising   from  the  Asset
                            Transfer Agreement.

            (b) The Purchaser Indemnified Parties shall give prompt written notice to the Indemnifying Party of any written or oral notice or inquiry, notice of assessment, or
                      notice   of   re-assessment   received   from  a  taxing
                      authority  and  relating  to a matter that may give rise
                      to  a  claim  for  indemnity   under  this  clause  10.5
                      provided, however, that the failure to give prompt written notice shall not affect the liability of the Indemnifying Party hereunder unless the failure to give such notice adversely and materially affects the ability of such Indemnifying Party to defend, object, oppose, or contest any claim, assessment, or re-assessment made by a taxing authority as provided for hereunder. Notwithstanding any other provisions of this clause 10.5, provided that the Indemnifying Party promptly acknowledges in writing its liability pursuant to this clause 10.5 for any amount for which it may have the right at its expense to represent the interests of the Corporation in any tax audit or administrative or court proceedings relating to fiscal year years of the Corporation ending on or prior to the Closing Date or with respect to any other matter which may give rise to a claim for indemnity under this clause
                      10.5 and to control the conduct of such audit or proceeding, including settlement or other disposition thereof proved that no settlement shall be made without the consent of the Purchaser, such consent not to be unreasonably withheld. In the event that the Purchaser Indemnified Party in its sole discretion, refuses to give its consent, the Purchaser Indemnified Party shall no longer be entitled to indemnification from the indemnifying party under this clause as with respect to the claim, assessment or re-assessment for which the consent was unreasonably refused. The Purchaser Indemnified Party shall cooperate with the reasonable requests of the Indemnifying Party for information and assistance and shall permit such party during normal business hours to inspect and make copies, at its expense, of relevant books and records. The Purchaser Indemnified Party agrees to execute or cause to be executed any document necessary, reasonable, and appropriate to enable the Indemnifying Party to so defend, object, oppose, or contest.

            (c) Any claim for indemnity made under this Section 10.5 may be made at any time prior to 120 days following the expiration of the applicable Tax statute of limitations with respect to the relevant taxable period (including extensions).

10.6        WAIVER OF SUBROGATION AND OTHER RIGHTS
      The Vendors hereby agree that if, following the Closing, any payment is made or required to be made by any of them pursuant to the terms of this Agreement, the Transaction Documents

(including without limitation this Article X), the Vendors shall not have any rights against the Corporation, whether by reason of subrogation or otherwise, in respect of any such payments, and the Vendors shall not take any action against the Corporation with respect thereto. Any such rights which any of the Vendors may, by operation of law or otherwise, have against the Corporation shall, effective at the time of the Closing, be deemed to be hereby expressly and knowingly waived. Following the closing of the transactions provided for herein, the rights of the Purchaser Indemnified Parties and Vendor Indemnified Parties set out in this Article X shall be the sole remedy in respect of any breach of representation, warranty or covenant contained in the Transaction Documents or injunctive or other equitable relief where appropriate.

10.7        TREATMENT OF PAYMENT
      The Vendors and Purchaser agree to treat any indemnity payment made pursuant to Sections 10.2 or 10.5 of this Agreement as an adjustment to the Purchase Price for federal, provincial, local and foreign income tax purposes.

10.8        LIMITATION OF INDEMNITY
      The amount of any loss or damage which may be claimed by a party pursuant to the provisions of this Article X shall be calculated after giving effect to:

            (a) any insurance proceeds received by the party, or the Corporation in the case of a claim by the Purchaser, in relation to the matter which is the subject of the claim; and

            (b) the value of any tax benefits realized or which will be realized relating thereto, less any tax imposed as a result of the receipt of the indemnification hereunder, as determined by Ernst Young in the case by the Corporation or the Purchaser in the case of a claim by or by B.D.O. Dunwoody in the case of a claim by the Vendors, in relation to the matter which is the subject of the claim.

                              ARTICLE XI - GENERAL

11.1        SPECIFIC PERFORMANCE
      The Vendors acknowledge and agree that the breach of this Agreement would cause irreparable damage to the Purchaser and that the Purchaser will not have an adequate remedy at law. Therefore, the obligations of the Vendors under this Agreement, including, without limitation, the Vendors' obligation to sell the Shares to the Purchaser, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

11.2        FURTHER ASSURANCES
      The Vendors and the Purchaser agree to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

11.3        SUBMISSION TO JURISDICTION; CONSENT TO SERVICE OF PROCESS

            (a) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or court located within the Province of Ontario over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by action on the judgment by or in any other manner provided by law.

            (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 11.8.

11.4        ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS CONFIDENTIALITY
      This Agreement (including the schedules and exhibits hereto) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The parties acknowledge that they each participated in drafting this Agreement, and there shall be no presumption against any party on the ground that such party was responsible for preparing this Agreement or any part thereof.

11.5        SEVERABILITY
      If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

11.6        BINDING EFFECT; ASSIGNMENT
      This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by any party hereto without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void; provided, however, that the Purchaser may assign this Agreement and any or all rights hereunder (including, without limitation, the Purchaser's rights to purchase the Shares and the Purchaser's rights to seek indemnification hereunder) to (a) any Affiliate of the Purchaser (provided that the Purchaser shall remain liable for all of its obligations under this Agreement) or (b) after the Closing, to any purchaser or transferee of any of the Shares or Assets of the Corporation. Upon any such permitted assignment, the references in this Agreement to the Purchaser shall also apply to any such assignee unless the context otherwise requires.

11.7        COUNTERPARTS
      This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

11.8        NOTICES
      All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or mailed by registered mail, return receipt requested, to the parties (and shall also be transmitted by facsimile to the Persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision): If to Purchaser, Financial or, after the Closing, the Corporation: c/o Dollar Financial Group, Inc. Daylesford Plaza, Suite 210 1436 Lancaster Avenue Berwyn, Pennsylvania 19312 Attention: Donald F. Gayhardt, Vice President - Corporate Development Telephone No.: (610) 296-3400 Telecopy
No.: (610) 296-7844 with a copy to: Bishop & McKenzie 2500, 10104 - 103 Avenue Edmonton, Alberta T5J 1V3 Attention: Norman J.K. Bishop Telephone No.: (403) 426-5550 Telecopy No.: (403) 426-1305 If to the Vendors or prior to Closing, the
Corporation: Canadian Capital Corporation #201, 2904 South Sheridan Way Oakville, Ontario L6J 7L7 Attention: Gus E. Baril Telephone No.: (905) 829-5000 Telecopy No.: (905) 829-9590 with a copy to: Fogler Rubinoff Suite 4400, Box 95 Royal Trust Tower Toronto Dominion Centre Toronto, Ontario M5K 1G8 Attention:
Michael L. Kline Telephone No: (416) 864-9700 Telecopy No: (416) 941-8852 Any notice given in accordance with this paragraph shall be deemed received on the date of personal delivery or three (3) days after posting by registered mail. Any party may by notice change the address to which notice or other communications to it are to be delivered or mailed.

11.9        VENDOR'S REPRESENTATIVE
      Gus is hereby designated and authorized by each of Leslie, the Trust and Cap Corp as their representative ("Vendor's Representative") to act for and represent the Vendors and in those matters which require or permit notice to be given to any one of the Vendors under this Agreement.

11.10       GOVERNING LAW
      This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario without giving effect to principles of conflicts of law.
      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.


------------------------------------      ------------------------------------
Witness                                   GUS E. BARIL


------------------------------------      ------------------------------------
Witness                                   LESLIE A. BARIL

                                          BARIL FAMILY TRUST
                                          PER:________________________________
                                          CANADIAN CAPITAL CORPORATION
                                          Per:________________________________
                                          DOLLAR ONTARIO LTD.
                                          Per:________________________________
                                          DOLLAR FINANCIAL CANADA LTD.
                                          Per:________________________________
                                          DOLLAR FINANCIAL GROUP, INC.
                                          Per:________________________________

                                    Exhibit A

Non-Competition Agreement among Gus Baril, Dollar Financial Canada LTD. and Dollar Ontario Ltd.

                                    Exhibit B

Lease

                                    Exhibit C

Articles of Incorporation for Dollar Ontario LTD.

                                    Exhibit D

Vendor Release

                                    Exhibit E

Lease

                                    Exhibit F

Escrow Agreement among Canadian Capital Corporation, Dollar Financial Canada LTD., and Fogler, Rubinoff.

                                    Exhibit G

Release of Guarantees

                                Schedule 1.1(qqq)

Summary of Prepaids

                                 Schedule 2.2(a)

List of Stores

                                 Schedule 2.2(d)

Personal Property

                                  Schedule 2.3

Excluded Assets

                                  Schedule 5.6

Conflicts; Consents of Third Parties

                                 Schedule 5.8(a)

Financial Statements

                                  Schedule 5.9

Undisclosed Liabilities

                                  Schedule 5.10

Developments since the balance sheet date

                                  Schedule 5.11

Tax Matters

                                Schedule 5.12(a)

Real Property Leases

                                Schedule 5.12(g)

Cap Corp Properties

                                  Schedule 5.13

(1)Personal Property Leases
(2)Liens against tangible personal property or moveable property of Cap Corp reflected in Balance Sheet

                                  Schedule 5.14

Intangible Property

                                  Schedule 5.15

Material Contracts

                                Schedule 5.16(a)

Employee Benefit Plans

                                Schedule 5.17(a)

Collective Bargaining Agreeements

                                Schedule 5.17(b)

Labour Organization

                                  Schedule 5.18

Employees

                                  Schedule 5.19

Litigation

                                  Schedule 5.20

Compliance with Laws

                                  Schedule 5.21

Environmental Matters

                                  Schedule 5.22

Insurance Poilicies

                                  Schedule 5.24

Related Party Transactions

                                  Schedule 5.26

Financial Advisors

                                  Schedule 5.29

Third Party Discussions

                                  Schedule 6.3

Conflicts; Consents of Third Parties

                                  Schedule 7.2

Increases to Compensation